                                                                    EXHIBIT 10.2

             AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF

                             INSIGHT MIDWEST, L.P.

                                  DATED AS OF

                                JANUARY 5, 2001

ARTICLE 1  DEFINITIONS.........................................................................................           1

1.1      Terms Defined in this Section.........................................................................           1

1.2      Terms Defined Elsewhere in this Agreement..............................................................         14

1.3      Terms Generally........................................................................................         14

ARTICLE 2  FORMATION AND PURPOSE................................................................................         14

2.1      Formation..............................................................................................         14

2.2      Name...................................................................................................         15

2.3      Principal and Registered Office........................................................................         15

2.4      Term...................................................................................................         15

2.5      Purposes of Partnership................................................................................         15

2.6      Certificate............................................................................................         17

2.7      Addresses of the Partners..............................................................................         17

2.8      Foreign Qualification..................................................................................         17

2.9      Tax Classification.....................................................................................         17

ARTICLE 3  PARTNERSHIP CAPITAL..................................................................................         18

3.1      Contributions..........................................................................................         18

3.2      Additional Capital Contributions.......................................................................         19

3.3      Assumption of Liabilities..............................................................................         19

3.4      Return of Contributions................................................................................         19

ARTICLE 4  DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS........................................................         19

4.1      Distributions of Cash..................................................................................         19

4.2      Allocations of Net Profit and Net Loss.................................................................         21

4.3      Special Provisions Regarding Allocations of Profit and Loss............................................         21

4.4      Tax Allocations: Code Section 704(c)...................................................................         23

4.5      Allocation in Event of Transfer........................................................................         24

4.6      Alternative Allocations................................................................................         24

ARTICLE 5  AUTHORITY OF THE GENERAL PARTNER; OTHER MATTERS AFFECTING GENERAL PARTNER............................         25

5.1      Authority of General Partner...........................................................................         25

5.2      No Personal Liability..................................................................................         25

5.3      Withdrawal of General Partner..........................................................................         25

5.4      Tax Matters Partner....................................................................................       26

5.5      Operating and Capital Expenditure Budgets..............................................................       28

ARTICLE 6  STATUS OF LIMITED PARTNER; OTHER LIMITATIONS ON PARTNERS.............................................       29

6.1      No Management and Control..............................................................................       29

6.2      Limited Liability......................................................................................       29

6.3      Return of Distributions of Capital.....................................................................       29

6.4      Specific Limitations...................................................................................       29

6.5      Matters Requiring TCI Approval.........................................................................       30

6.6      Additional Matters Requiring Limited Partner Approval..................................................       30

6.7      Limited Partner Consent Defined........................................................................       34

6.8      Limited Partner Consents...............................................................................       34

ARTICLE 7  ADVISORY COMMITTEE...................................................................................       35

7.1      Appointment and Removal of Representatives.............................................................       35

7.2      Meetings of the Advisory Committee.....................................................................       35

7.3      Procedural Matters.....................................................................................       36

ARTICLE 8  TRANSFER OF PARTNERSHIP INTERESTS....................................................................       36

8.1      Limitations on Transfers...............................................................................       36

8.2      Transferees and Successors.............................................................................       37

8.3      Transfers of Interests in Partners.....................................................................       38

8.4      Other Consents and Requirements........................................................................       39

8.5      Assignment Not In Compliance...........................................................................       39

8.6      Division of Partnership Interests......................................................................       39

8.7      Pledge of Partnership Interests........................................................................       39

8.8      Code Section 708(b)(1)(B)..............................................................................       40

ARTICLE 9  EXIT PROCESS.........................................................................................       41

9.1      Commencement of Exit Process...........................................................................       41

9.2      Non-Initiating Partner's Option to Postpone the Exit Process...........................................       42

9.3      Non-Initiating Partner's Selection of Asset Group......................................................       42

9.4      Default by Partner.....................................................................................       43

9.5      Removal of Insight as Partner..........................................................................       44

9.6      General Terms Applicable to Exit Process...............................................................       45

9.7      Dispute Resolution Procedure...........................................................................       47

9.8      General Terms Applicable to Purchase and Sale of Partnership Interests and LLC Interests...............       47

ARTICLE 10  OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES.......................................................       49

10.1     Prohibited Cross-Interests.............................................................................       49

10.2     No Other Restrictions..................................................................................       51

ARTICLE 11  DISSOLUTION AND LIQUIDATION OF PARTNERSHIP..........................................................       51

11.1     Events of Dissolution..................................................................................       51

11.2     Liquidation............................................................................................       52

11.3     Distribution in Kind...................................................................................       53

11.4     No Action for Dissolution..............................................................................       54

11.5     No Further Claim.......................................................................................       54

ARTICLE 12  INDEMNIFICATION.....................................................................................       54

12.1     General................................................................................................       54

12.2     Exculpation............................................................................................       55

12.3     Persons Entitled to Indemnity..........................................................................       55

12.4     Procedure Agreements...................................................................................       55

ARTICLE 13  BOOKS, RECORDS, ACCOUNTING, AND REPORTS.............................................................       55

13.1     Books and Records......................................................................................       55

13.2     Delivery to Partner and Inspection.....................................................................       56

13.3     Annual Statements......................................................................................       56

13.4     Quarterly Financial Statements.........................................................................       57

13.5     Monthly Statements.....................................................................................       57

13.6     Other Information......................................................................................       58

13.7     Tax Matters............................................................................................       58

13.8     Other Filings..........................................................................................       58

13.9     Non-Disclosure.........................................................................................       58

ARTICLE 14  REPRESENTATIONS BY THE PARTNERS.....................................................................       59

14.1     Investment Intent......................................................................................       59

14.2     Securities Regulation..................................................................................       60

14.3     Knowledge and Experience...............................................................................       60

14.4     Economic Risk..........................................................................................       60

14.5     Binding Agreement......................................................................................       60

14.6     Tax Position...........................................................................................       60

14.7     Information............................................................................................       61

ARTICLE 15  AMENDMENTS AND WAIVERS..............................................................................       61

15.1     Amendments to Operating Agreement......................................................................       61

15.2     Waivers................................................................................................       61

ARTICLE 16  MISCELLANEOUS.......................................................................................       61

16.1     Programming and Discounts..............................................................................       61

16.2     Additional Documents...................................................................................       65

16.3     Inspection.............................................................................................       65

16.4     General................................................................................................       65

16.5     Notices, Etc...........................................................................................       65

16.6     Execution of Papers....................................................................................       66

16.7     Attorneys' Fees........................................................................................       66

16.8     No Third-Party Beneficiaries...........................................................................       67

16.9     Headings...............................................................................................       67


SCHEDULES

Schedule I        Addresses of the Partners
Schedule II       Capital Accounts; Percentage Interest
Schedule III      Members of the Advisory Committee
Schedule IV       Indiana Systems
Schedule V        Geographic Clusters

                                      - 1v -

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             INSIGHT MIDWEST, L.P.


          THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is made and entered into as of January 5, 2001, by and between INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership ("Insight Communications"), as general partner, and TCI OF INDIANA HOLDINGS, LLC, a Colorado limited liability company ("TCI Indiana"), as limited partner.

                                    RECITALS
                                    --------

          A. Pursuant to the Contribution Agreement, immediately prior to the Closing, the Partnership contributed to Insight Midwest Holdings its 100% membership interest in Insight Communications Midwest and its 99.999% general partnership interest in Insight Kentucky.

          B. Pursuant to the Contribution Agreement, Insight Communications contributed to the Partnership its 100% membership interest in Insight Holdings of Ohio, LLC, all the other Insight Systems, the Exchange System and all the Sale Systems, and TCI Indiana contributed to the Partnership all the AT&T Systems.

          C. Pursuant to the Contribution Agreement, the Partnership contributed to Insight Midwest Holdings all the Insight Systems (but not its 100% membership interest in Insight Holdings of Ohio, LLC, which it retained, not Insight Holdings of Ohio, LLC's membership interest in Insight Central Ohio, which it retained, and not the Insight Central Ohio Systems, which were retained by Insight Central Ohio), the Exchange System, all the Sale Systems and all the AT&T Systems, and Insight Midwest Holdings contributed to Insight Communications Midwest all of such Insight Systems, the Exchange System, all the Sale Systems and all the AT&T Systems contributed to it by the Partnership.

          D. Effective concurrently with the Closing, the Insight Communications Midwest Operating Agreement was amended and restated in its entirety.

          E. Effective concurrently with the Closing, Insight Communications and TCI Indiana desire to amend and restate the Limited Partnership Agreement of the Partnership in its entirety as set forth herein in order to reflect certain changes.

           NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1      Terms Defined in this Section.
                  -----------------------------

          For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

          "@Home" means At Home Corporation, a Delaware corporation.

          "@Home Distribution Agreement" means collectively, the Master Distribution Agreement Term Sheet and the Term Sheet for Form of LCO Agreement, each of which are exhibits to the letter agreement, dated as of May 15, 1997, among @Home and AT&T Broadband, LLC (successor to Tele-Communications, Inc.), Comcast Corporation, Cox Enterprises, Inc., Kleiner, Perkins, Caufield & Byers and certain of their respective Affiliates, as each such term sheet has been amended by the letter agreement, dated as of October 2, 1997, as amended as of October 10, 1997, among the parties to the May 15, 1997 letter agreement and Cablevision Systems Corporation and certain of its Affiliates; provided, that such term shall include any definitive agreements entered into by such parties in respect of the distribution of the @Home Service as contemplated by the May 15, 1997 letter agreement.

          "@Home Service" has the meaning specified in the @Home Distribution Agreement.

          "Act" means the Delaware Revised Uniform Limited Partnership Act.

          "Adjusted Capital Account Deficit" means with respect to either Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after:

               (i) crediting to such Capital Account any amounts that such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii) debiting from such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Advertising Sales Agreements" means (a) the Management Agreement for Advertising Sales Business dated as of April 21, 1998 between Insight Kentucky II and TCI Cable Management Corporation and (b) the Agreement dated as of December 1, 1995 between TKR Cable of Greater Louisville and Insight Communications.

         "Advisory Committee" means the Advisory Committee established by
Article 7.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition and the definition of "Controlled Affiliate," the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control."

          "Agreement" means this Agreement, as it may be amended from time to time.

          "Asset Acquisition" shall mean (i) an investment by the Partnership or any of its Subsidiaries in any other Person, pursuant to which such Person becomes a Subsidiary of the Partnership or another Subsidiary of the Partnership or is merged, consolidated, amalgamated with or into, or is liquidated into, the Partnership or any of its Subsidiaries, or (ii) the acquisition by the Partnership or any of its Subsidiaries of the assets of any Person (other than the Partnership or any of its Subsidiaries) that constitute a division or line of business or operating business (even if not a separate division or line of business) of such Person, including, without limitation, the acquisition by the Partnership or any of its Subsidiaries of any cable television system or other business.

          "Asset Disposition" shall mean the sale, exchange or other disposition by the Partnership or any of its Subsidiaries (other than to the Partnership or another Subsidiary of the Partnership) (i) of all or substantially all of the capital stock, partnership interests or membership interests of any Subsidiary of the Partnership, or (ii) of the assets that constitute a division or line of business or operating business (even if not a separate division or line of business) of the Partnership or of any of its Subsidiaries, including, without limitation, the sale, exchange or disposition by the Partnership or any of its Subsidiaries of any cable television system or other business.

          "AT&T Broadband" means AT&T Broadband, LLC, a Delaware limited liability company, successor to Tele-Communications, Inc.

          "AT&T Systems" means all of the cable television systems contributed to the Partnership by TCI Indiana pursuant to the Illinois Contribution Agreement and all of the AT&T Assets (as defined in the Illinois Contribution Agreement) related thereto.

          "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of New York.

          "Capital Account" means a separate account to be maintained for each Partner in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal such Partner's initial Capital Account balance as of the date of this Agreement as provided in Section 3.1(b), increased by: (i) the amount of money contributed by such Partner to the Partnership after the date of this Agreement, if any (not including payments for Closing Adjustments made by such Partner pursuant to Section 3 of the Illinois Contribution Agreement); (ii) the fair market value without regard to Code Section 7701(g) of property, if any, contributed by such Partner to the Partnership after the date of this Agreement (net of liabilities that are secured by such contributed property or that the Partnership or any other Partner is considered to assume or take subject to under Code Section 752), but excluding contributions of property pursuant to the Illinois Contribution Agreement; (iii) allocations to the Partner of Net Profit and items of income and gain pursuant to Article 4 that are made after the date of this Agreement; and (iv) other additions made in accordance with the Code; and decreased by (i) the amount of cash distributed to such Partner by the Partnership after the date of this Agreement; (ii) allocations to the Partner of Net Loss and items of loss and deduction pursuant to Article 4 that are made after the date of this Agreement (not including payments for Closing Adjustments made to such Partner pursuant to Section 3 of the Illinois Contribution Agreement); (iii) the fair market value without regard to Code Section 7701(g) of property distributed to such Partner by the Partnership after the date of this Agreement (net of liabilities that are secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752); and (iv) other deductions made in accordance with the Code. Notwithstanding the foregoing, for purposes of determining Capital Accounts, all of the adjustments, contributions or distributions required pursuant to the Illinois Contribution Agreement to be made subsequent to the Closing shall be treated as if they had been made at the Closing, and such adjustments, contributions and distributions shall not give rise to any adjustments to Capital Account balances or redetermination of amounts contributed by or distributed to any Partner. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Code
Section 704(b) and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          "Capital Contributions" means, with respect to either Partner, the amount of money and the net fair market value of property contributed by such Partner to the Partnership pursuant to this Agreement.

          "Certificate" means the certificate of limited partnership filed with respect to the Partnership pursuant to the Act.

          "Closing" means the Closing under the Illinois Contribution Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

          "Consulting Agreement" means the Amended and Restated Consulting Agreement dated as of March 17, 2000 between Insight Communications and InterMedia Partners Southeast, as it may be amended from time to time in accordance with its terms.

          "Controlled Affiliate" means (i) with respect to TCI, any Person that, at such time, is controlled directly or indirectly by TCI, AT&T Broadband or MediaOne Group, (ii) with respect to Insight, any Person (other than the Partnership or any Subsidiary) that, at such time, is controlled directly or indirectly by Insight or Insight Communications Company, Inc., and (iii) with respect to any other specified Person, any Person that, at such time, is controlled directly or indirectly by such specified Person.

          "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Treasury Regulations Section 1.704-3(d)(2), as applicable.

          "Equity Value" means, with respect to any Insight Partnership Interest and LLC Interest for purposes of Section 9.5, the amount that would be distributed to Insight if the Partnership's assets and Insight Kentucky Capital's assets were sold on the date of closing the purchase and sale of Insight's Partnership Interest and LLC Interest pursuant to Sections 9.5 and 9.8 for the Fair Market Value of the Partnership and Insight Kentucky Capital) and the Partnership were then liquidated in accordance with Article 11 of this Agreement on the date of said closing and Insight Kentucky Capital were then liquidated in accordance with the Insight Kentucky Capital Agreement, subject to the following sentences. In applying the provisions of Section 11.2 to such hypothetical liquidation of the Partnership and in applying the liquidation provisions of the Insight Kentucky Capital Agreement, (i) all current assets and all liabilities of the Partnership and Insight Kentucky Capital, defined and determined in accordance with generally accepted accounting principles, shall be calculated as of the date of said closing, (ii) all costs that would customarily be incurred in connection with such a purchase and sale (including attorneys' fees and broker fees, but excluding taxes measured on the amount of income, gain or proceeds realized by the selling Partner or any governmental charges imposed in lieu of such taxes) shall be treated as an expense of liquidation under
Section 11.2(d)(1), and (iii) appropriate reserves shall be set up pursuant to
Section 11.2(d)(2) or the parallel provision of the Insight Kentucky Capital Agreement, for any contingent or unforeseen liabilities or obligations of the Partnership or Insight Kentucky Capital that relate to the period prior to the date of such closing pursuant to Sections 9.5 and 9.8 or any obligation or liability that relates to the period prior to the date of such closing pursuant to Sections 9.5 and 9.8 not then due and payable (subject to the last sentence of Section 9.8(f)). The current assets and liabilities referred to in clause
(i), the costs referred to in clause (ii), and the reserves referred to in clause (iii) shall all be determined in accordance with the procedures set forth in Section 9.8(d).

          "Exchange System" means the cable television system acquired by Insight Communications pursuant to the Illinois Exchange Agreement and contributed to the Partnership by Insight Communications pursuant to the Illinois Contribution Agreement and all of the Exchange Assets (as defined in the Illinois Contribution Agreement) related thereto.

          "Exclusive Internet Services" means Internet Services which would constitute a Restricted Business (as defined in the @Home Distribution Agreement) to the extent engaged in or distributed by TCI Cable Parent or their controlled affiliates (as defined in the @Home Distribution Agreement).

          "FCC" means the Federal Communications Commission.

          "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "General Partner" means Insight or, following any conversion by TCI of its Partnership Interest to that of a General Partner in accordance with the terms of this Agreement, TCI.

     "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership pursuant to the Kentucky Contribution Agreement or the Illinois Contribution Agreement shall be the gross fair market value of such asset, as determined pursuant to Section 3.1;

          (ii) The Gross Asset Values of all assets of the Partnership shall be adjusted to equal their respective gross fair market values, as determined by the mutual agreement of the Partners, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property of the Partnership as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Partners determine by mutual agreement that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii) The Gross Asset Value of any asset of the Partnership distributed to either Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Value of the assets of the Partnership shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and
Section 4.3(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that the Partners determine by mutual agreement that an adjustment pursuant to paragraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

     "Gross Fair Market Value" as to any property means the price at which a willing seller would sell and a willing and able buyer would buy such property in an arm's-length, free market transaction, for cash, free and clear of all liens, claims and liabilities, without time constraints, in light of factors including but not limited to prices paid for comparable properties, cash flow, book value, earnings and prospects for future earnings and cash flow.

     "Illinois Contribution Agreement" means the Asset Contribution Agreement dated as of August 15, 2000 among the Partnership, Insight Communications, TCI Indiana and Affiliates of TCI Indiana, as amended by the Amendment to Asset Contribution Agreement dated as of even date herewith ("Illinois Contribution Agreement Amendment") and as it may be further amended from time to time in accordance with its terms.

     "Illinois Exchange Agreement" means the Asset Exchange Agreement dated as of August 15, 2000 between Insight Communications and MediaOne of Illinois, Inc., an Affiliate of TCI Indiana, as amended by the Amendment to Asset Exchange Agreement dated as of even date herewith and as it may be further amended from time to time in accordance with its terms.

     "Illinois Sale Agreement" means the Asset Purchase and Sale Agreement dated as of August 15, 2000 among Insight Communications and Affiliates of TCI Indiana, as amended by the Amendment to Asset Purchase and Sale Agreement dated as of even date herewith and as it may be further amended from time to time in accordance with its terms.

     "Indebtedness" means, as to any Person, (without duplication) (i) all indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (iv) all capitalized lease obligations of such Person; (v) obligations of such Person in respect of letters of credit or other similar forms of surety obligations to the extent treated as debt for purposes of calculating applicable financial leverage covenants under the Insight Credit Agreement, as in effect at the time of determination (but excluding any such obligations under any cable television franchise, pole attachment agreement, lease, or other similar agreement or license entered into in connection with the day-to-day operations of a cable television system); and (vi) obligations of such Person under guarantees in respect of, and obligations of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other Persons (excluding any obligations of any Subsidiary of the Partnership) of the kind referred to in clauses (i) through (v) above; provided that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business or obligations under or related to cable television franchises, pole attachment agreements, leases, or other similar agreements or licenses entered into in connection with the day-to-day operations of a cable television system. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations or liabilities as described in the foregoing sentence and shall be the amount that would appear as a liability on the balance sheet of such Person prepared in accordance with generally accepted accounting principles.

     "Indiana Contribution Agreement" means the Asset Contribution Agreement dated as of May 14, 1998 between TCI Indiana and Insight Communications.

     "Initiating Partner" means the Partner that elects pursuant to Section 9.1(a) to commence the Exit Process described in Article 9.

     "Insight" means Insight Communications or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement, provided that to the extent Insight Communications transfers less than all of its Partnership Interest to any other Person(s) and such Person(s) is/are admitted as a Partner in accordance with the provisions of this Agreement, "Insight" shall refer to Insight Communications and such other Person(s) collectively.

     "Insight Central Ohio" means Insight Communications of Central Ohio, LLC.

     "Insight Central Ohio Systems" means the cable television systems owned and operated by Insight Central Ohio, and all assets related thereto.

     "Insight Communications Midwest" means Insight Communications Midwest, LLC, f/k/a Insight Communications of Indiana, LLC.

     "Insight Credit Agreement" means the Credit Agreement by and among Insight Midwest Holdings, the lenders party thereto, Bank of America, N.A. and TD Securities (USA), Inc., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent, and The Bank of New York, as Administrative Agent, dated as of January 5, 2001, as such agreement may be amended from time to time in accordance with its terms.

     "Insight Kentucky" means Insight Communications of Kentucky, L.P., f/k/a InterMedia Partners Group VI, L.P.

     "Insight Kentucky I" means Insight Kentucky Partners I, L.P., f/k/a InterMedia Partners VI, L.P.

     "Insight Kentucky II" means Insight Kentucky Partners II, L.P., f/k/a InterMedia Partners of Kentucky, L.P.

     "Insight Kentucky Capital" means Insight Kentucky Capital, LLC, a Delaware limited liability company, the sole members of which are Insight Communications and TCI Indiana.

     "Insight Kentucky Capital Agreement" means the Operating Agreement of Insight Kentucky Capital dated as of October 1, 1999 between Insight Communications and TCI Indiana, as it may be amended from time to time.

     "Insight Midwest Holdings" means Insight Midwest Holdings, LLC, a newly formed 100% subsidiary of the Partnership.

     "Insight Systems" means all of the cable television systems contributed to the Partnership by Insight Communications pursuant to the Illinois Contribution Agreement (excluding the Exchange System and the Sale Systems) and all of the Insight Assets (as defined in the Illinois Contribution Agreement) related thereto.

     "Internet Backbone" means a network which: (i) can or does (A) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (B) accept or deliver IP datagrams from machines or networks to which it is connected, or (C) maintain IP packet traffic to other machines or networks; and (ii) provides IP connectivity on a regional, national or international basis; provided, however, that such a network which provides connectivity solely within a single metropolitan area shall not be deemed an Internet Backbone.

     "Internet Backbone Service" means a communications service provided over an Internet Backbone.

     "Internet Service" means a communications service provided over a network which can or does (i) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or (iii) maintain IP package traffic to other machines or networks.

     "IP" means the Internet Protocols as defined by the document titled RFC-
                                                                         ---
791, by John Pastell of the University of Southern California, dated 1981, or
---
subsequent revisions thereof.

     "Kentucky Contribution Agreement" means the Contribution and Formation Agreement, dated as of April 18, 1999, between TCI Indiana and Insight Communications, as it may be amended from time to time in accordance with its terms.

     "Limited Partner" means TCI or, following any conversion of Insight's Partnership Interest to that of a Limited Partner in accordance with the terms of this Agreement, Insight.

     "LLC Interest" means the membership interest of TCI or Insight, as applicable, in Insight Kentucky Capital.

     "Management Agreements" means (i) the Amended and Restated Management Agreement dated as of October 1, 1999 between Insight Communications Midwest and Insight Communications, (ii) the Management Agreement dated as of October 1, 1999 between Insight Kentucky II and Insight Communications, and (iii) the Amended and Restated Operating Agreement of Insight Central Ohio dated as of August 8, 2000 among Insight Communications, as Manager, and the other parties thereto, as each may be amended from time to time in accordance with its terms.

     "Management Incentive Plan" means the Management Incentive Plan dated as of _______, as it may be amended from time to time in accordance with its terms and the provisions of this Agreement.

     "Manager" means Insight Communications or any other Person that succeeds it as Manager under the Management Agreements in accordance with the terms thereof.

     "MediaOne Group" means MediaOne Group, Inc.

     "Net Profit and Net Loss" means for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

          (ii) Code Section 705(a)(2)(B) expenditures of the Partnership that are not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

          (iii) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

          (iv) Gain or loss resulting from any disposition of property of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

          (vi) Notwithstanding anything to the contrary in the definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 4.3 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

          (vii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of property of the Partnership that is disallowed to the Partnership under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

     "Non-Initiating Partner" means TCI, if Insight is the Initiating Partner, and Insight, if TCI is the Initiating Partner.

     "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities of the Partnership. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(c), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulations
Section 1.752-1(a)(2).

     "Operating Cash Flow" means, for any Person, for any period, an amount equal to (i) the net income (or loss) of such Person (exclusive of any non-recurring items and any extraordinary gain or loss and of any gain or loss realized in such period upon an Asset Disposition), plus (ii) the sum of
                                                    ----
depreciation, amortization, income tax expense (other than income tax expense (either positive or negative) attributable to extraordinary or nonrecurring gains or losses or sales of assets), interest expense, management fees paid or payable under the Management Agreements or otherwise, the fees paid or payable to SSI under the Programming Agreements and other non-cash charges, in each case to the extent deducted in determining such net income, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Operating Cash Flow Ratio" means, for the Partnership, on any applicable date, the ratio of (i) the aggregate amount of Indebtedness of the Partnership and its Subsidiaries on a consolidated basis on such date to (ii) four times the Operating Cash Flow of the Partnership and its Subsidiaries on a consolidated basis for the most recent fiscal quarter for which financial information in respect thereof is available immediately prior to such date. In making the foregoing calculation, (1) pro forma effect shall be given to any Asset
                           --- -----
Acquisition or Asset Disposition to the extent that either the outstanding Indebtedness incurred in connection therewith or income or loss generated therefrom were not included for the whole period in computing the Operating Cash Flow Ratio and (2) Operating Cash Flow shall be adjusted to give effect to any pro forma cost reductions arising out of any such Asset Acquisition or Asset
--- -----
Disposition, in such amount as Insight shall reasonably and in good faith determine.

     "Ownership Restriction" means any provision of the Communications Act of 1934, as amended, or any other law subsequently enacted, or any rule, regulation, or policy of the FCC promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to multiple ownership, cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

     "Partner" means each of the signatories hereto in their respective capacities as partners of the Partnership, and any additional Person that is admitted as a partner in accordance with the provisions of this Agreement.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4), which generally defines "Partner Nonrecourse Debt" as any Partnership liability to the extent such liability is nonrecourse and a Partner (or related Person) bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2.

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which generally defines "Partner Nonrecourse Debt Minimum Gain" as the Partnership Minimum Gain attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(i)(2), which provides generally that the amount of Partner Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by the proceeds of Partner Nonrecourse Debt distributed during the Fiscal Year to the Partner bearing the economic risk of loss for such Partner Nonrecourse Debt that are both attributable to such Partner Nonrecourse Debt and allocable to an increase in Partner Nonrecourse Debt Minimum Gain.

     "Partnership" means the limited partnership formed by TCI Indiana and Insight Communications pursuant to an Agreement of Limited Partnership dated September 28, 1999, and continued under this Agreement.

     "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including all of its rights and obligations hereunder and under the Act.

     "Partnership Minimum Gain" means the excess of the Nonrecourse Liabilities of the Partnership over the adjusted tax basis of property securing such Nonrecourse Liabilities of the Partnership. The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d), which provides generally that the amount of Partnership Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Partnership would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains.

     "Percentage Interest" means initially, with respect to each Partner, the respective percentage specified on Schedule II hereto, subject to any adjustments made in accordance with the provisions of this Agreement.

     "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

     "Programming Agreements" means (a) the Programming Supply Agreement dated as of April 30, 1998 between Insight Communications and SSI and (b) the Programming Supply Agreement dated as of April 30, 1998 between Insight Kentucky I and SSI and the related Programming Supply Agreement dated as of April 30, 1998 between Insight Kentucky I and Insight Kentucky II, in each case as such agreement may be amended from time to time in accordance with its terms.

     "Sale Systems" means the cable television systems acquired by Insight Communications pursuant to the Illinois Sale Agreement and contributed to the Partnership by Insight

Communications pursuant to the Illinois Contribution Agreement and all of the Sale Assets (as defined in the Illinois Contribution Agreement) related thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SSI" means Satellite Services, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AT&T Broadband.

     "Subsidiary" means, at any time, any Person that is controlled by the Partnership at such time.

     "Tax Amount" means, subject to the last sentence of this definition, the sum of Insight's tax liabilities for the current Fiscal Year and all previous Fiscal Years. For this purpose, Insight's tax liability for any Fiscal Year shall be the greater of Insight's "Regular Tax Liability" or its "AMT Liability" for such Fiscal Year. "Regular Tax Liability" for a Fiscal Year shall be determined separately for ordinary income and each character of capital gain income to which separate federal income tax rates may apply, and for each such type of income shall be computed as the product of (i) the excess of (A) the aggregate amount of taxable income (if any) allocated to Insight with respect to the Partnership in such Fiscal Year over (B) the aggregate amount of taxable losses (if any) allocated to Insight with respect to the Partnership for all prior Fiscal Years since the beginning of the Partnership and not previously taken into account for purposes of computing Insight's Tax Amount, and (ii) the highest marginal combined federal, state and local tax rate (taking into account the provisions of Section 68 of the Tax Code) imposed on an individual resident in New York City for income of such type. Insight's "AMT Liability" for a Fiscal Year shall be computed as the product of (x) the aggregate amount of alternative minimum taxable income (if any) allocated to Insight with respect to the Partnership in such Fiscal Year (less any alternative minimum tax losses allocated to Insight with respect to the Partnership for all prior Fiscal Years since the beginning of the Partnership and not previously taken into account for purposes of computing Insight's Tax Amount) and (y) the highest marginal combined federal, state and local tax rate imposed on the alternative minimum taxable income of an individual resident in New York City (taking into account the lack of deductibility for state and local taxes under the federal alternative minimum tax).

     "TCI" means TCI Indiana or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement, provided that to the extent TCI Indiana transfers less than all of its Partnership Interest to any other Person(s) and such Person(s) is/are admitted as a Partner in accordance with the provisions of this Agreement, "TCI" shall refer to TCI Indiana and such other Person(s) collectively.

     "TCI Cable Parent" means TCI Internet Services, Inc., TCI NET, Inc., AT&T Broadband and TCI Cable Investments, Inc., individually and collectively as the context requires.

     "TCI Systems" means (i) the cable television systems contributed to Insight Communications Midwest by TCI Indiana pursuant to the Indiana Contribution Agreement, (ii) the AT&T Systems, (iii) the Sale Systems, and (iv) any cable television system acquired by the

Partnership upon the disposition of a TCI System or an exchange of a TCI System (including an acquisition by the Partnership using the proceeds of any disposition of a TCI System).

     "Telephony Agreements" means (i) the Cable Facilities Lease Agreement among AT&T Broadband Insight Communications Company, Inc. and certain of its Affiliates, (ii) the Agreement for Billing and Collection Services between AT&T Broadband and Insight Communications Company, Inc. and certain of its Affiliates, (iii) the Marketing and Sales Representation Agreement between AT&T Broadband and Insight Communications Company, Inc. and certain of its Affiliates, and (iv) all ancillary documents between the parties executed in connection therewith.

     "Transferee" means any Person (other than a Successor) that acquires a Partnership Interest from a Partner in accordance with the provisions of this Agreement.

     "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Voting Stock" means ownership interests in a Person of any class or kind ordinarily giving the holder the power to vote for the election of directors, managers, or other members of the governing body of such Person or (as may be the case with general partnership interests in a partnership) giving the holder the power to exercise rights typically exercised by directors of a corporation.

     1.2  Terms Defined Elsewhere in this Agreement.
          -----------------------------------------

     For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

      Term                                             Section
      ----                                             -------
      Asset Group                                      Section 9.1(a)
      Dispute Resolution Procedure                     Section 9.3(a)(1)
      Exit Notice                                      Section 9.1(a)
      Exit Process                                     Section 9.1(a)
      Fair Market Value of the Partnership and         Section 9.5(b)
      Insight Kentucky Capital
      Formal Determination                             Section 10.1(b)
      Illinois Contribution Agreement Amendment        Definition of Illinois
                                                       Contribution Agreement
      Indemnified Persons                              Section 12.1
      Insight Communications                           Preamble
      Insight Loan and Loan Related Documents          Section 6.8
      Liabilities                                      Section 9.1(a)
      Liquidator                                       Section 11.2(b)
      Regulatory Allocations                           Section 4.3(i)
      Secretary                                        Section 5.4(b)

      Term                                             Section
      ----                                             -------
      Successor                                        Section 8.1(b)(2)
      TCI Indiana                                      Preamble
      Transfer                                         Section 8.1(a)
      Withholding Advance                              Section 4.1(c)(2)


     1.3  Terms Generally.
          ---------------

     The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE 2

                             FORMATION AND PURPOSE

     2.1  Formation.
          ---------

     The Partners formed the Partnership as a limited partnership pursuant to the Act on September 28, 1999. The Partners agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of either Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2  Name.
          ----

          (a) The name of the Partnership is Insight Midwest, L.P. Except as provided in Section 2.2(b), the business of the Partnership may be conducted under that name or, upon compliance with applicable laws, any other name that the General Partner deems appropriate or advisable. The Partnership shall file any assumed name certificates and similar filings, and any amendments thereto, that the General Partner considers appropriate or advisable. Such names and any trade or service names, marks, emblems or logos used by the Partnership shall be exclusive property of the Partnership and no Person shall have any right to use, and each Partner agrees not to use, any of said names, marks, emblems or logos other than on behalf of the Partnership (other than any of the foregoing that incorporates the name "Insight" or any variant thereof, which shall remain the exclusive property of Insight Communications and its Affiliates and may be used by Insight Communications and its Affiliates without limitation).

          (b) Neither the Partnership nor any Subsidiary shall conduct business under the name "Tele-Communications, Inc.," "TCI," "AT&T," or any variation thereof without the approval of TCI. The parties agree that "Communications" is not a variation of "Tele-Communications, Inc." for purposes of this Section 2.2(b).

     2.3  Principal and Registered Office.
          -------------------------------

     The office required to be maintained by the Partnership in the State of Delaware pursuant to Section 17-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The resident agent of the Partnership pursuant to Section 17-104 of the Act shall initially be The Corporation Trust Company. The Partnership may, upon compliance with the applicable provisions of the Act, change its principal office or resident agent from time to time in the discretion of the General Partner. The principal office of the Partnership shall be located at 810 7th Avenue, New York, New York 10019, or at such other place as the General Partner shall from time to time designate by written notice to the other Partner. The Partnership may conduct business at such additional places as the General Partner shall deem advisable.

     2.4  Term.
          ----

     The term of the Partnership commenced on September 28, 1999, when the Certificate was filed with the Secretary of State of Delaware, and shall continue until October 1, 2011, unless sooner terminated as provided in this Agreement.

     2.5  Purposes of Partnership.
          -----------------------

     Subject to Sections 10.1 and 16.1, the purposes of the Partnership are:

          (a) to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of acquiring, developing, owning, operating, managing, and selling cable television systems in the State of Georgia, in the State of Indiana, in the State of Illinois, in the Commonwealth of Kentucky, and in the State of Ohio;

          (b) to acquire, develop, own, operate, manage, and sell additional cable television systems in the State of Georgia, in the State of Indiana, in the State of Illinois, in the Commonwealth of Kentucky, and in the State of Ohio and such other States as the General Partner may determine (subject to the provisions of Section 6.6(l));

          (c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses related to and ancillary to the ownership and operation of the cable television systems referred to above (including, but not limited to, high speed data service, Internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses but not including multipoint distribution systems ("MDS"), multichannel multipoint distribution systems ("MMDS"), direct-to-home satellite systems ("DTH") or Internet Backbone Services), it being agreed that the use of IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Partnership's cable television systems does not constitute engaging in an

Internet Backbone Service and, subject to Section 16.1(b), is within the purposes of the Partnership;

          (d) to conduct other businesses as determined by mutual agreement of the Partners;

          (e)  in connection with the businesses described in Section 2.5(a)-
(d), to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Partnership, and to hold securities or assets in the name of a nominee or nominees;

          (f)  in connection with the businesses described in Section 2.5(a)-
(d), to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Partnership whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Partnership for its purposes;

          (g)  in connection with the businesses described in Section 2.5(a)-
(d), to guarantee the obligations of others in connection with the purchase or acquisition by the Partnership of securities or assets;

          (h) to maintain an office or offices in such place or places as the General Partner shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Partnership to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Partnership;

          (i) to form and own one or more corporations, trusts, partnerships or other entities (but no entity so formed or owned, while it is a Subsidiary, may do what the Partnership is prohibited by this Agreement from doing); and

          (j) to own, lease, or otherwise acquire any and all assets and services related to the foregoing purposes and to engage in such other activities related either directly or indirectly to the foregoing purposes as may be necessary, advisable, or appropriate, in the opinion of the General Partner, for the promotion or conduct of the business of the Partnership.

     2.6  Certificate.
          -----------

     The General Partner caused the Certificate to be filed with the Secretary of State of Delaware on September 28, 1999 and shall cause the Certificate to be filed or recorded in any other public office where filing or recording is required or is deemed by the General Partner to be advisable.

     2.7  Addresses of the Partners.
          -------------------------

     The respective addresses of the Partners are set forth on Schedule I.

     2.8  Foreign Qualification.
          ---------------------

     The General Partner shall take all necessary actions to cause the Partnership to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Partnership as a foreign limited partnership in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited partnership in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

     2.9  Tax Classification.
          ------------------

     Notwithstanding any other provision of this Agreement, no Partner or employee of the Partnership may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Partnership or any Subsidiary to be characterized as an entity other than a partnership for federal income tax purposes without the mutual agreement of the Partners. A determination of whether any action will have the effect described in the preceding sentence will be based upon a declaratory judgement or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the Internal Revenue Service, or the receipt of an opinion of counsel reasonably satisfactory to the Partners.

                                   ARTICLE 3

                              PARTNERSHIP CAPITAL

     3.1  Contributions.
          -------------

          (a)  Capital Contributions.
               ---------------------

               (1) Pursuant to the Kentucky Contribution Agreement, each of TCI Indiana and Insight Communications contributed to the Partnership at the closing thereunder, a 50% membership interest in Insight Communications Midwest and a 50% partnership interest in InterMedia Capital Partners VI, L.P.

               (2) Pursuant to the Illinois Contribution Agreement, Insight Communications contributed to the Partnership its 100% membership interest in Insight Holdings of Ohio, LLC, all the Insight Systems, the Exchange System and all the Sale Systems, and TCI Indiana contributed to the Partnership all the AT&T Systems.

          (b)  Capital Account Balances, Applicable Percentages.  Schedule II
               ------------------------------------------------
sets forth (1) the Percentage Interest of each Partner as of the date of this Agreement. The balance in each Partner's Capital Account as of the date of this Agreement equals the sum of (i) the balance in such Partner's Capital Account immediately prior to the date of this Agreement, and (ii) (A) in the case of TCI Indiana, the Net Fair Market Value of the AT&T Assets as determined in accordance with the Illinois Contribution Agreement and as shown on Exhibit 1 to the Illinois Contribution Agreement Amendment, and (B) in the case of Insight Communications, the Net Fair Market Value of the Insight Assets, Exchange Assets and Sale Assets as determined in accordance with the Illinois Contribution Agreement and as shown on Exhibit 1 to the Illinois Contribution Agreement Amendment.

          (c)  Determining Fair Market Value of Additional Contributed Assets.
               --------------------------------------------------------------
Except as otherwise mutually agreed to by the Partners, the fair market value of any asset contributed by a Partner to the Partnership (other than the InterMedia Capital Partners VI, L.P. partnership interests contributed pursuant to the Kentucky Contribution Agreement and the assets contributed pursuant to the Illinois Contribution Agreement) shall be determined for purposes of this Agreement as follows:

          (1) For purposes of this Agreement, other than under Article 9 and except as provided in Section 3.1(c)(2), the fair market value of an asset shall be that value mutually agreed to by the Partners within ten days after either Partner requests such determination or, in the case of the membership interests in Insight Indiana, that value mutually agreed to by the Partners within six months after the date of this Agreement.

          (2) In the event the Partners are unable to agree on the value during such ten-day or six-month period, fair market value shall be determined within twenty days thereafter by an investment banker mutually selected by the Partners within five days of the end of such ten-day or six-month period and such determination shall be conclusive and binding on both Partners. Each Partner shall pay its pro rata portion (based on the Partners' Percentage Interests) of the expenses of the investment banker. If the investment banker is only able to provide a range in which fair market value would exist, fair market value shall be the average value of the highest and lowest values of such range.

     3.2  Additional Capital Contributions.
          --------------------------------

     There shall be no further assessments for additional Capital Contributions by the Partners to the Partnership, provided that this Section 3.2 shall not in any way limit either Partner's obligations pursuant to the Illinois Contribution Agreement to make any payment to the Partnership required thereunder.

     3.3  Assumption of Liabilities.
          -------------------------

     In accordance with the terms and conditions of the Illinois Contribution Agreement, the Partnership shall, at the Closing, assume and undertake to pay, discharge, and perform those obligations and liabilities of Insight Communications, TCI Indiana, and their respective Affiliates that are specified in Section 4.1 of the Illinois Contribution Agreement.

     3.4  Return of Contributions.
          -----------------------

     Neither Partner shall have the right to demand a return of all or any part of its Capital Contribution during the term of the Partnership, and any return of the Capital Contribution of either Partner shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid to either Partner with respect to its Capital Contribution to the Partnership.

                                   ARTICLE 4

                 DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

     4.1  Distributions of Cash.
          ---------------------

          (a)  Amount and Timing of Distributions.
               ----------------------------------

               (1) The Partnership shall, with respect to each Fiscal Year (other than the fiscal quarter in which the Partnership is liquidated), distribute to Insight, (i) at least ten days prior to each quarterly due date for individual estimated tax payments for the Fiscal Year, an amount equal to the estimated Tax Amount for Insight for such quarter, computed on an annualized basis and prorated for the cumulative number of months in the Fiscal Year that have passed as of the end of the quarter for which such estimated Tax Amount is being computed; and (ii) not later than ninety days after the end of such Fiscal Year an aggregate amount equal to the Tax Amount for Insight for such Fiscal Year (to the extent not previously distributed to Insight pursuant to the preceding clause (i) with respect to such Fiscal Year). For purposes of making the computation in Section 4.1(a)(1)(i) for the first, second, and third quarters of each Fiscal Year, such computation shall be based upon the Partnership's estimated taxable income for the first three, five and eight months of the Fiscal Year, respectively. The Partnership shall make a pro rata distribution to TCI in proportion to the Partners' relative Percentage Interests in respect of each distribution to Insight pursuant to the preceding sentence.

          (2) No cash of the Partnership not required to be distributed pursuant to Section 4.1(a)(1) or Section 11.2(d)(3) shall be distributed except with the written consent of all Partners.

          (b)  Allocation of Distributions.  All distributions of cash pursuant
               ---------------------------
to Section 4.1(a), Section 11.2(d)(3) or otherwise approved by the Partners shall be made to the Partners in proportion to their Percentage Interests.

          (c)  Tax Withholding.
               ---------------

          (1) The Partnership shall seek to qualify for and obtain exemptions from any provision of the Code or any provision of state, local, or foreign tax law that would otherwise require the Partnership to withhold amounts from payments or distributions to the Partners. If the Partnership does not obtain any such exemption, the Partnership is authorized to withhold from any payment or distribution to either Partner any amounts that are required to be withheld pursuant to the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership.

          (2) Any amount withheld with respect to any payment or distribution to either Partner shall be credited against the amount of the payment or distribution to which the Partner would otherwise be entitled. If the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership requires that the Partnership remit to any taxing authority any withholding tax with respect to, or for the account of, either Partner in its capacity as a Partner, the Partnership shall, to the extent that Partnership funds are available therefor, remit the full required amount of such withholding tax to the taxing authority and shall notify such Partner in writing of its obligation to pay to the Partnership such withholding tax to the extent it exceeds the amount of any payment or distribution to which such Partner would otherwise then be entitled. Each Partner shall pay to the Partnership, within five Business Days after its receipt of written notice from the Partnership that withholding is required with respect to such Partner, any amounts required to be remitted by the Partnership to any taxing authority with respect to such Partner that are in excess of the amount of any payment or distribution to which such Partner would otherwise be entitled. If the Partnership is required to remit any withholding tax with respect to, or for the account of, either Partner prior to the Partnership's receipt of any payment required to be made by such Partner pursuant to the preceding sentence, the amount of the payment required to be made by such Partner shall be treated as a loan (the "Withholding Advance") from the Partnership to the Partner, which shall accrue interest from the date the Partnership is required to remit such withholding tax until paid by such Partner or credited against payments or distributions to which such Partner would otherwise be entitled as provided in Section 4.1(c)(3) at a rate of fifteen percent per year, compounded semi-annually.

          (3) Any Withholding Advance made to a Partner and any interest accrued thereon shall be credited against, and shall be offset by, the amount of any later payment or distribution to which the Partner would otherwise be entitled (without duplication of the credit provided in the first sentence of Section 4.1(c)(2)), with any credit for accrued and unpaid interest as of the date such payment or distribution would otherwise have been made being applied before any credit for the amount of the Withholding Advance. Any Withholding Advance made to a Partner and any interest accrued thereon, to the extent it has not previously been paid by the Partner in cash or fully credited against payments or distributions to which the Partner would otherwise be entitled, shall be paid by the Partner to the Partnership upon the earliest of (A) the dissolution of the Partnership, (B) the date on which the Partner ceases to be a Partner of the Partnership, or (C) demand for payment by the Partnership.

          (4) All amounts that are credited against payments or distributions to which a Partner would otherwise be entitled pursuant to this Section 4.1(c) shall be treated as amounts distributed to such Partner pursuant to Section 4.1(a) for all purposes of this Agreement.

     4.2  Allocations of Net Profit and Net Loss.
          --------------------------------------

          (a)  Allocations of Net Profit and Net Loss.  Except as provided in
               --------------------------------------
Section 4.2(b), Net Profit and Net Loss for each Fiscal Year (or portion thereof) shall be allocated between the Partners in proportion to their Percentage Interests.

          (b)  Allocations of Net Profit and Net Loss Following Dissolution.
               ------------------------------------------------------------
Notwithstanding Section 4.2(a), following the dissolution of the Partnership pursuant to Section 11.1, beginning in the Fiscal Year in which such dissolution occurs or beginning in any Fiscal Year prior to the Fiscal Year in which such dissolution occurs if the Partnership's Federal income tax return for such prior Fiscal Year has not yet been required to be filed (not including extensions), items of income and gain, loss, and deduction shall be allocated between the Partners so as to cause the credit balances in the Partners' Capital Accounts to be in proportion to their Percentage Interests.

     4.3  Special Provisions Regarding Allocations of Profit and Loss.
          -----------------------------------------------------------

          (a)  Minimum Gain Chargeback.  Notwithstanding any other provision of
               -----------------------
this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and if necessary for succeeding Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g); provided, however, that this Section 4.3(a) shall not apply to the extent the circumstances described in Treasury Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704-2(f)(4), or 1.704-2(f)(5) exist.
Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(a) shall be determined in accordance with Treasury Regulations
Section 1.704-2(f)(6). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b)  Partner Minimum Gain Chargeback.  Notwithstanding any other
               -------------------------------
provision of this Article 4 except Section 4.3(a), if during any Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year must be allocated items of Partnership income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); provided, however, that this Section 4.3(b) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations
Section 1.704-2(i)(4) exist. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(b) shall be determined in accordance with Treasury Regulations
Section 1.704-2(i)(4). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c)  Qualified Income Offset.  If a Partner unexpectedly receives any
               -----------------------
adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

          (d)  Gross Income Allocation.  If a Partner has a deficit Capital
               -----------------------
Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), (2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1), and (3) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this
Section 4.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.3(c) and this Section 4.3(d) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

          (e)  Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal
               ----------------------
Year or other period shall be specially allocated between the Partners in proportion to their Percentage Interests.

          (f)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
               ------------------------------
Deductions for any Fiscal Year or other period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

          (g)  Section 754 Adjustment.  To the extent any adjustment to the
               ----------------------
adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

          (h)  Excess Nonrecourse Liabilities.  For purposes of determining a
               ------------------------------
Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be deemed to be equal to such Partner's Percentage Interest.

          (i)  Curative Allocations.  The allocations set forth in this Article
               --------------------
4 (other than Section 4.3(g), Section 4.3(h), and this Section 4.3(i)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.3(i). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), offsetting special allocations of Partnership income, gain, loss, or deduction shall be made so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 4.2. In making such offsetting special allocations, future Regulatory Allocations under
Section 4.3(a) and Section 4.3(b) that, although not yet made, are likely to offset Regulatory Allocations made under Section 4.3(e) and Section 4.3(f), shall be taken into account.

     4.4  Tax Allocations: Code Section 704(c).
          ------------------------------------

          (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value using the traditional allocation method described in Treasury Regulations Section 1.704-3(b).

          (b) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

          (c) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, either Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

     4.5  Allocation in Event of Transfer.
          -------------------------------

     If an interest in the Partnership is transferred in accordance with Article 8 or 9 of this Agreement, the Net Profit and Net Loss of the Partnership and each item thereof, and all other items attributable to the transferred interest for such Fiscal Year, shall be divided and allocated between the transferor and the transferee pursuant to the interim closing of the Partnership books method set forth in Treasury Regulation Section 1.706-1(c)(2)(ii) unless the parties otherwise mutually agree. This Section shall apply for purposes of computing a Partner's Capital Account and for federal income tax purposes.

     4.6  Alternative Allocations.
          -----------------------

     The General Partner is authorized and directed to allocate items of income, gain, loss, or deduction arising in any Fiscal Year differently from the manner that is otherwise provided for in this Agreement if, and to the extent that, the General Partner believes that the allocation of items of income, gain, loss, or deduction in the manner otherwise provided for in this Agreement would cause the credit balances in the Partners' Capital Accounts not to be in proportion to their Percentage Interests immediately prior to any distributions pursuant to
Section 11.2(d)(3) if the Partnership were dissolved and terminated on the last day of such Fiscal Year. Any allocation that is made pursuant to this Section
4.6 shall be deemed to be a complete substitute for any allocation that is otherwise provided for in this Agreement and no amendment to this Agreement shall be required.

                                   ARTICLE 5

                       AUTHORITY OF THE GENERAL PARTNER;
                    OTHER MATTERS AFFECTING GENERAL PARTNER

     5.1  Authority of General Partner.
          ----------------------------

          (a) Except as otherwise expressly provided for herein, the business of the Partnership shall be managed by the General Partner pursuant to the provisions of this Agreement. The General Partner shall have exclusive authority and full discretion with respect to the management of the business of the Partnership and the Subsidiaries, subject to Sections 5.1(b) and (c).

          (b) The General Partner may delegate such general or specific authority to the officers of the Partnership with respect to the business and day-to-day operations of the Partnership as it from time to time considers desirable, and the officers of the Partnership may exercise the authority granted to them, subject to any restraints or limitations imposed by the provisions of Sections 6.5 and 6.6 and any other express provisions of this Agreement.

          (c) The General Partner agrees that acting alone it shall not give any consent on any matter or take any other action as the General Partner, including, without limitation, acting on behalf of or binding the Partnership or any Subsidiary with respect to any matter in respect of which approval by the Limited Partner is required by the provisions of this Agreement or the Act, unless such consent, matter or other action shall first have been adopted or approved by the Limited Partner in accordance with the provisions of this Agreement or the Act, unless such consent, matter or other action shall first have been adopted or approved by the Limited Partner in accordance with the provisions of this Agreement or the Act as applicable.

     5.2  No Personal Liability.
          ---------------------

     The General Partner shall not have any personal liability for the repayment of the Capital Contributions of any other Partner; provided that the General Partner shall promptly return to the Partnership or to the Partner or Partners entitled thereto any distributions received by the General Partner in excess of those to which the General Partner is entitled under this Agreement.

     5.3  Withdrawal of General Partner.
          -----------------------------

          (a) The General Partner may not resign or withdraw from the Partnership without the consent of the Limited Partner (subject to the rights of transfer set forth elsewhere in this Agreement and it being understood that no transfer permitted by the terms of this Agreement shall be deemed to be a withdrawal for any purpose except as provided in Section 5.3(d)), other than upon the dissolution and winding up of the Partnership in accordance with the provisions of Article 11. If the General Partner so resigns or withdraws from the Partnership, the Partnership shall dissolve in accordance with the provisions of Article 11 unless, within ninety days after the withdrawal of the General Partner, the Limited Partner elects in writing to continue the business of the Partnership pursuant to the terms and provisions of this Agreement and consents to the admission of at least one General Partner (which may be effected by the Limited Partner converting a portion of its Partnership Interest to that of a General Partner).

          (b) For purposes of this Agreement, the term "withdrawal" does not include the happening of any event described in Section 17-402(a)(4) or (5) of the Act, and no Partner shall cease to be a Partner solely upon the happening of such event(s); provided, that upon the happening of any such event that results in the appointment of a trustee, receiver or liquidator of a Partner or of all or substantially all of a Partner's properties and the loss by such Partner of its management authority with respect to all or substantially all of its properties, then (x) if the Partner to which such event occurs (the "Affected Partner") is the General Partner, the Limited Partner shall have the right to convert all or a portion of its Partnership Interest to that of a General Partner, whereupon the General Partner's Partnership Interest will automatically be converted to that of a Limited Partner; (y) all representatives of the Affected Partner shall be deemed to have resigned from the Advisory Committee and such Partner shall have no further right to designate any representatives; and (z) no consent of the Affected Partner required under any provision of this Agreement shall any longer be required and the other Partner shall be entitled to grant all such consents and take all actions relating to the Partnership and its business; provided, that clauses (y) and (z) will not apply if the Affected Partner is the General Partner and the Limited Partner does not elect pursuant to clause (x) to convert its Partnership Interest to that of a General Partner.

          (c) Without limiting any other rights or remedies that the Partnership or the Limited Partner may have at law or in equity, if the Partnership is continued pursuant to Section 5.3(a) following the withdrawal of the General Partner, the General Partner shall continue to be a

Partner of the Partnership; provided, that its Partnership Interest shall be converted to that of a Limited Partner and, if the former General Partner withdrew without the consent of the Limited Partner, (1) its representatives to the Advisory Committee shall be deemed to have resigned and the former General Partner shall have no further right as Limited Partner to designate any representatives, and (2) no consent of the former General Partner required under any provision of this Agreement shall any longer be required and the new General Partner shall be entitled to grant all such consents and take all actions relating to the Partnership and its business. Notwithstanding the foregoing, any change in the identity of the General Partner shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. The withdrawal of the General Partner shall not alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

          (d) Notwithstanding Section 5.3(a), the General Partner may withdraw from the Partnership upon the transfer of all of its Partnership Interest to any Transferee or Successor that is admitted to the Partnership as a Partner and substituted for the General Partner in accordance with Section 8.2(b).

     5.4  Tax Matters Partner.
          -------------------

          (a) The General Partner is hereby designated as the Tax Matters Partner of the Partnership, as provided in Treasury Regulations pursuant to Code
Section 6231 and analogous provisions of state law. Each Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

          (b) To the extent and in the manner provided by applicable law and Treasury Regulations, the Tax Matters Partner shall furnish the name, address, profits interest, and taxpayer identification number of each Partner and any Transferee to the Secretary of the Treasury or his delegate (the "Secretary").

          (c) The Tax Matters Partner shall notify each Partner of any audit that is brought to the attention of the Tax Matters Partner by notice from the Internal Revenue Service, and shall forward to each Partner copies of any written notices, correspondence, reports, or other documents received by the Tax Matters Partner in connection with such audit within ten Business Days following its notification by the Internal Revenue Service or its receipt, as the case may be. The Tax Matters Partner shall provide TCI with reasonable advance notice of administrative proceedings with the Internal Revenue Service, including any closing conference with the examiner and any appeals conference.

          (d) The Tax Matters Partner shall give the Partners written notice of its intent to initiate judicial review, file a request for administrative adjustment on behalf of the Partnership, extend the period of limitations for making assessments of any tax against a Partner with respect to any Partnership item, or enter into any agreement with the Internal Revenue Service that would result in the settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Partnership or any Partner. The Tax Matters Partner shall not take any such action if TCI elects within thirty days after its receipt of the Tax Matters Partner's notice to require that the Tax Matters Partner refrain from taking such action.

          (e) Subject to the foregoing provisions of this Section 5.4, the Tax Matters Partner is hereby authorized, but not required:

              (1) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind either Partner that (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

              (2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

              (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

              (5) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners (with respect to the Partnership) or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or Treasury Regulations.

          (f) The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses (including legal and accounting fees) incurred pursuant to this Section 5.4 in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such reasonable expenses shall be made before any distributions are made to the Partners. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Article 12 shall be fully applicable to the General Partner in its capacity as the Tax Matters Partner.

          (g) Any Partner that receives a notice of an administrative proceeding under Code Section 6233 relating to the Partnership shall promptly notify the Tax Matters Partner of the treatment of any Partnership item on such Partner's federal income tax return that is or may be inconsistent with the treatment of that item on the Partnership's return.

          (h) Either Partner that enters into a settlement agreement with the Secretary with respect to any Partnership item shall notify the Tax Matters Partner of such agreement and its terms within thirty days after its date, and the Tax Matters Partner shall notify the other Partners of the settlement agreement within thirty days of such notification.

     5.5  Operating and Capital Expenditure Budgets.
          -----------------------------------------

     At least thirty days prior to the end of each Fiscal Year during the term of this Agreement, the General Partner will submit to the Limited Partner proposed operating and capital expenditure budgets for the Partnership and its Subsidiaries for the following Fiscal Year and will negotiate in good faith with the Limited Partner regarding any changes to such budgets requested by the Limited Partner. If the General Partner and the Limited Partner are unable to reach agreement on the changes proposed by the Limited Partner, the operating and capital expenditure budgets for the Partnership and its Subsidiaries proposed by the General Partner will be the budgets of the Partnership and its Subsidiaries.

                                   ARTICLE 6


            STATUS OF LIMITED PARTNER; OTHER LIMITATIONS ON PARTNERS

     6.1  No Management and Control.
          -------------------------

     Except as expressly provided in this Agreement, no Limited Partner shall take part in or interfere in any manner with the control, conduct, or operation of the Partnership or have any right or authority to act for or bind the Partnership or to vote on matters relating to the Partnership.

     6.2  Limited Liability.
          -----------------

     No Limited Partner shall be bound by or personally liable for the expenses, liabilities, or obligations of the Partnership. In no event shall any Partner be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Partnership.

     6.3  Return of Distributions of Capital.
          ----------------------------------

     A Limited Partner may, under certain circumstances, be required by law to return to the Partnership, for the benefit of the Partnership's creditors, amounts previously distributed. No Limited Partner shall be obligated by this Agreement to pay those distributions to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Limited Partner must return or pay over any part of those distributions, the obligation shall be that of such Limited

Partner alone and not of any other Partner. Any payment returned to the Partnership by a Partner or made directly by a Partner to a creditor of the Partnership shall be deemed a Capital Contribution by such Partner.

     6.4  Specific Limitations.
          --------------------

     No Partner shall have the right or power to: (a) (i) withdraw as a Partner (subject to the rights of transfer set forth elsewhere in this Agreement and subject to Section 5.3(a) with respect to the General Partner) or (ii) reduce its Capital Contribution except as a result of the dissolution of the Partnership or as otherwise provided by law, (b) bring an action for partition against the Partnership or any assets of the Partnership, (c) cause the termination and dissolution of the Partnership, except as set forth in this Agreement, or (d) demand or receive property other than cash in return for its Capital Contribution, except as set forth in Article 9. Except as otherwise set forth in this Agreement or in any agreement permitted to be entered into under this Agreement with respect to the purchase, redemption, retirement, or other acquisition of Partnership Interests, no Partner shall have priority over any other Partner either as to the return of its Capital Contribution or as to Net Profit, Net Loss, or distributions. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of any Partner will be returned.

     6.5  Matters Requiring TCI Approval.
          ------------------------------

     Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, without the consent of TCI, which may be withheld by TCI in its sole discretion, the Partnership shall not take, and the General Partner shall have no authority to cause the Partnership to, or cause or permit any Subsidiary to, consummate an Asset Disposition if such Asset Disposition would result in the allocation of income or gain to TCI pursuant to Section 4.4 and Code Section 704(c), unless Insight reimburses TCI for the amount of such adverse tax consequence as reasonably determined by TCI. Notwithstanding the foregoing, the limitations of this paragraph shall not apply (i) upon the liquidation and dissolution of the Partnership in accordance with Articles 9 and 11; (ii) to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge; or (iii) to exchanges of assets that cumulatively are equal to or less than twenty percent of the value of the Partnership's assets, if any such exchanges of assets are made pursuant to Code
Section 1031 and do not result in an adverse tax consequence to TCI as reasonably determined by TCI, unless Insight reimburses TCI for the amount of such adverse tax consequence as reasonably determined by TCI.

     6.6  Additional Matters Requiring Limited Partner Approval.
          -----------------------------------------------------

     Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, the Partnership shall not take, and the General Partner shall have no authority to cause the Partnership to take, or cause or permit any Subsidiary to take, any of the following actions without the consent of the Limited Partner:

          (a) (i) incur any Indebtedness, or consummate any Asset Acquisition, such that immediately after the incurrence of such Indebtedness or consummation of such Asset Acquisition, the Partnership's Operating Cash Flow Ratio would exceed 7.0 to 1; (ii) enter into any agreement evidencing Indebtedness or any amendment to an agreement governing Indebtedness that includes any borrower other than the Partnership or its Subsidiaries or that provides that the Partnership or its Subsidiaries may be deemed to be in default thereunder as the result of a default by the General Partner, its Affiliates or any other Person under any other agreement to which neither the Partnership nor any of its Subsidiaries is a party or (iii) enter into any amendment to, or refinancing of, any Indebtedness that would affect any keepwell or guarantee issued by TCI (provided, that the limitations of this paragraph shall not apply to the Purchase Agreement, dated as of September 28, 1999, between the Partnership and Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, BNY Capital Markets, Inc., and Wasserstein Parella Securities, Inc., the Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 1, 1999 among Insight Kentucky I and the financial institutions party thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent, and any Indebtedness incurred pursuant to such agreements; and provided, further, that such agreements are hereby consented to by TCI for purposes of Section 4.2 of the Kentucky Contribution Agreement); or

          (b) consummate one or more Asset Dispositions, in any consecutive twelve month period, having an aggregate value in excess of $25,000,000. Notwithstanding the foregoing, the limitations of this paragraph shall not apply
(i) to the Exit Process or upon the liquidation and dissolution of the Partnership in accordance with Articles 9 and 11; (ii) to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement, or to any disposition of assets upon the exercise of any rights granted by such a pledge; or (iii) to exchanges of assets that cumulatively are equal to or less than twenty percent of the value of the Partnership's assets, if any such exchanges of assets are made pursuant to Section 1031 and do not result in an adverse tax consequence to TCI as reasonably determined by TCI, unless Insight reimburses TCI for the amount of such adverse tax consequence as reasonably determined by TCI; or

          (c) merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization, or cause or permit any Subsidiary to merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization (except that, without the consent of the Limited Partner, (1) a Subsidiary may merge with another Subsidiary or with the Partnership and the Partnership may merge with a Subsidiary; and (2) a Subsidiary may merge with a Person other than a Subsidiary as a means of effecting any acquisition or disposition of assets that is otherwise permitted by this Agreement); or

          (d) enter into any transaction with either Partner or any Affiliate of either Partner unless the transaction is in the ordinary course of the Partnership's or Subsidiary's business, is on terms that are no less favorable to the Partnership or Subsidiary than could have been obtained in a comparable arm's-length transaction with a Person that is not a Partner or an Affiliate of either Partner, and contemplates payments to or by the Partnership and its

Subsidiaries in any twelve month period not in excess of $500,000, individually or in the aggregate (provided that (1) the Management Agreements are hereby approved, (2) the Advertising Sales Agreements are hereby approved, (3) any other agreement of the Partnership or its Subsidiaries that is already in effect on the date of this Agreement is hereby approved, including the Telephony Agreements, and (4) transactions described in the Illinois Contribution Agreement, Illinois Sale Agreement, Insight Exchange Agreement, Kentucky Contribution Agreement, the Indiana Contribution Agreement or in this Agreement, including without limitation the transactions contemplated by Section 16.1 hereof, under the circumstances specified therein or herein, and in accordance with the terms provided therein or herein, are hereby approved), or enter into any transaction with either Partner or any Affiliate of either Partner pursuant to which such Partner or any Affiliate of such Partner would be authorized or permitted to use the Partnership's or any Subsidiary's cable television system distribution facilities in connection with such Partner engaging in any business (other than through the Partnership) that is ancillary to the ownership or operation of cable television systems, including, without limitation, those businesses described in Section 2.5(c); or

          (e) select a new General Partner of the Partnership or select a new general partner of a Subsidiary; or

          (f) liquidate or dissolve the Partnership except in accordance with Articles 9 and 11 or liquidate or dissolve Insight Communications Midwest or liquidate or dissolve any other Subsidiary except in accordance with the express provisions of such other Subsidiary's partnership agreement or limited liability company agreement; or

          (g) issue any Partnership Interest or other equity interest in the Partnership or any Subsidiary (including the creation of a new Subsidiary), or any option, warrant or other debt or equity interest convertible into or evidencing the right to acquire (whether for not for additional consideration) any Partnership Interest or other equity interest in the Partnership or any Subsidiary, except pursuant to the Management Incentive Plan; or

          (h) admit any additional Partners to the Partnership or any additional partners or members to any Subsidiary except in the case of the Partnership, in accordance with Article 8; or

          (i) convert the Partnership or any Subsidiary to corporate form or to any other form or change the partnership tax classification of the Partnership or any Subsidiary; or

          (j) commence any bankruptcy or insolvency proceeding, acquiesce in the appointment of a receiver, trustee, custodian or liquidator, admit to the material allegations of a petition filed against the Partnership or any Subsidiary in any bankruptcy proceeding or make, execute or deliver any general assignment for the benefit of the Partnership's or any Subsidiary's creditors; or

          (k) commence, institute, settle or release any claim or lawsuit (or series of related claims and/or lawsuits) on behalf of the Partnership or any Subsidiary, or the confession of a judgment against the Partnership or any Subsidiary or either Partner (or any partners of a

Subsidiary) in connection with its relationship with the Partnership or any Subsidiary, for any amount in excess of $3,000,000 or involving the potential granting of equitable relief that, if granted, would have a material adverse effect on the business of the Partnership and the Subsidiaries, taken as a whole (except that (1) Insight may, without the consent of TCI, cause the Partnership or its Subsidiaries to take action pursuant to Section 7.19 of the Indiana Contribution Agreement, Section 7.17 of the Illinois Contribution Agreement,
7.19 of the Illinois Exchange Agreement, or Section 7.18 of the Illinois Sale Agreement, in each case subject to the terms and conditions thereof, and (2) notwithstanding any other provision in this Agreement to the contrary, TCI may, without the consent of Insight, cause the Partnership or its Subsidiaries to make a good faith claim against Insight Communications pursuant to the indemnification provisions of the Indiana Contribution Agreement or the Illinois Contribution Agreement or against the Manager pursuant to the Management Agreements, and Insight may, without the consent of TCI, cause the Partnership or its Subsidiaries to make a good faith claim against TCI Indiana pursuant to the indemnification provisions of the Indiana Contribution Agreement, the Illinois Contribution Agreement, the Illinois Exchange Agreement, or the Illinois Sale Agreement); or

          (l) (1) engage in any line of business not described in Section 2.5 or
(2) acquire, operate or manage cable television systems or otherwise conduct business in any area other than the Commonwealth of Kentucky, the State of Georgia, the State of Illinois, the State of Ohio, and that geographic portion of the State of Indiana that is located below the bold line drawn on the map of the State of Indiana attached hereto as Schedule IV unless in any case any such systems or businesses that relate to any other area were acquired in a transaction or series of transactions in which any such systems or businesses did not constitute more than twenty percent of the total assets (as determined by cash flow, the number of subscribers or such other reasonable method, as determined by the General Partner in its reasonable discretion) acquired in such transaction or series of transactions; or

          (m) make a call for additional Capital Contributions; or

          (n) purchase, redeem, retire, or otherwise acquire any Partnership Interests or other equity interest in the Partnership or any Subsidiary, except for the purchase, redemption, retirement, or other acquisition of any equity interest where the terms of such interest, as approved in accordance with this
Section 6.6, permit or require such purchase, redemption, retirement, or other acquisition; or

          (o) make any distribution to the Partners other than distributions permitted pursuant to Section 4.1(a)(1) or required by Section 11.2(d)(3); or

          (p) amend the Management Incentive Plan, the Management Agreements or the partnership or operating agreement of any Subsidiary; or

          (q) enter into, conduct, engage in or participate in the business of providing or engaging in any Internet Backbone Service, or obtain or acquire any record or beneficial equity interest in any Person which conducts, engages in or participates in any Internet Backbone Service (provided that the limitations of this paragraph shall not apply to any such arrangements in effect as of the date of this Agreement after giving effect to the Closing, including without limitation, the provision of the RoadRunner service on the Columbus, Ohio system and the provision of the @Home service on the Partnership's other systems as applicable or to any such arrangements that may be entered into in accordance with the provisions of Section 16.1), it being agreed that the use of IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Partnership's or its Subsidiaries' cable television systems does not constitute such conducting, engaging in, or participating in an Internet Backbone Service and does not, subject to Section 16.1(b), require the consent or approval of the Limited Partner pursuant to this
Section 6.6(q); or

          (r) take any action that would make it impossible or impracticable to carry on the business of the Partnership or any Subsidiary, except upon the dissolution of the Partnership or any Subsidiary in accordance with this Agreement or the applicable Subsidiary partnership or operating agreement (it being agreed that the exercise by the Partnership of its right to cause the dissolution of Insight Communications Midwest is subject to the consent of the Limited Partner); or

          (s) use any funds or assets of the Partnership or any Subsidiary other than for the benefit of the Partnership and the Subsidiaries; or

          (t) take any action that would subject any Limited Partner to personal liability in any jurisdiction; or

          (u) make any change in the Partnership's or any Subsidiary's public accountants; or

          (v) sell, assign or otherwise Transfer any equity interest in any Subsidiary, except a Transfer of all of the equity interests in a Subsidiary as a means of effecting any Asset Disposition that does not require the Limited Partner's consent pursuant to this Agreement and except in connection with a pledge of such equity interest (and any subsequent foreclosure made by the pledgee) that is permitted under the terms of the applicable Subsidiary partnership or operating agreement; or

          (w) make any determination of "Gross Asset Value" with respect to a Subsidiary, any determination that an adjustment to "Gross Asset Value" with respect to a Subsidiary should be made ("Gross Asset Value" for this purpose being as defined in the applicable Subsidiary partnership agreement) or any determination of the fair market value of any asset contributed to such Subsidiary; or

          (x) withdraw as the general partner or member of a Subsidiary; or

          (y) amend the Insight Loan or any Loan Related Document or grant any waiver or otherwise excuse any performance thereunder.

     6.7  Limited Partner Consent Defined.
          -------------------------------

     For purposes of this Agreement, including Sections 6.5 and 6.6, the Limited Partner shall be deemed to have approved any action or proposed action by or on behalf of the General Partner, the Partnership, or any Subsidiary only if the Limited Partner has affirmatively approved the taking of such action in writing.

     6.8  Limited Partner Consents.
          ------------------------

          Subject to the last sentence of this Section 6.8, the limitations of Sections 6.5 and 6.6 shall not apply to any of the following, and TCI hereby consents to the following for all purposes, on its own behalf and on behalf of its Affiliates, including for all purposes of this Agreement, the Insight Kentucky Capital Agreement, the partnership agreements and limited liability company agreements of the Company's Subsidiaries, the Management Agreements, the Consulting Agreement, and the Illinois Contribution Agreement, to the extent TCI's or its Affiliates' consent is required therefor: (i) the Partnership Restructuring as in place after giving effect to all of the Closing transactions, the Partnership Financing Arrangements and Agreements (as defined in the Illinois Contribution Agreement) as in place after giving effect to all of the Closing transactions, and all other transactions and arrangements agreed to by the parties thereto in the Illinois Contribution Agreement, Illinois Exchange Agreement, or Illinois Exchange Agreement, under the circumstances specified therein and in accordance with the terms provided therein; (ii) any Indebtedness incurred pursuant to the $500,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2010 issued by the Partnership and Insight Capital, Inc. and the Indenture related thereto as in effect on the date hereof; (iii) any Indebtedness incurred pursuant to the New Credit Agreement and related agreements as in effect on the date hereof; (iv) any Indebtedness incurred pursuant to the Revolving Credit Agreement dated as of October 7, 1998, among Insight Central Ohio, the lenders party thereto, and CIBC, as Administrative Agent and related agreements as in effect on the date hereof; (v) any Indebtedness incurred pursuant to the $140,000,000 aggregate principal amount of 10% Senior Notes due 2006 issued by Coaxial Communications of Central Ohio, Inc. and Phoenix Associates, Insight Central Ohio as guarantor, and the Indenture related thereto and any Indebtedness incurred pursuant to the $55,869,000 aggregate principal amount at maturity of 12 7/8% Senior Discount Notes due 2008 issued by Coaxial LLC and Coaxial Financing Corp., Insight Central Ohio as guarantor, and the Indenture related thereto, and all distributions required to be made pursuant to the terms of the Amended and Restated Operating Agreement of Insight Central Ohio dated as of August 8, 2000, in each case as in effect on the date hereof; (vi) the loan by Insight Midwest Holdings to Insight Communications in the aggregate principal amount of up to $40,000,000 pursuant to the terms of the Note evidencing such loan and the related security arrangements and documents (the "Insight Loan and Loan Related Documents");
(vii) the limited liability company agreement of Insight Midwest Holdings dated as of December 14, 2000 and the amendments to the partnership agreements and limited liability company agreements of the Partnership's other Subsidiaries and Insight Kentucky Capital to be entered into on the date of the Closing; (viii) the amendments to the Management Agreements to be entered into on the date of the Closing; and (ix) the acquisition of the Greenwood, Indiana system pursuant to the Asset Purchase Agreement dated as of September 26, 2000 between the Partnership and Cable One, Inc. Notwithstanding the foregoing, AT&T's consent to the Partnership Financing Arrangements and Agreements and other Indebtedness described in this Section 6.8 is only given to the extent that its consent is required under Section 3.2(d) of the Illinois Contribution Agreement, Section 6.6(a)(i) of this Agreement, Section 6.6(a)(ii) of this Agreement (with respect to the agreements evidencing the Indebtedness referred to in clause (v) above),
Section 6.6(a)(iii) of this Agreement, and Section 6.6(d) of this Agreement.

                                   ARTICLE 7

                              ADVISORY COMMITTEE

     7.1  Appointment and Removal of Representatives.
          ------------------------------------------

          (a) The Partnership shall have an Advisory Committee consisting of five individual representatives of the Partners, three representatives to be appointed by the General Partner and two representatives to be appointed by the Limited Partner. The function of the Advisory Committee shall be to consult with and advise the General Partner regarding significant decisions relating to the Partnership, its Subsidiaries and their business and to make recommendations to the General Partner with respect thereto; provided that ultimate decision making power is vested in the General Partner, subject to the rights of the Limited Partner specified elsewhere in this Agreement and provided further that the Advisory Committee will not perform any functions or duties which, if performed by a Limited Partner, would constitute participation in the control of the business of the Partnership under the Act. The current representatives of the Partners, together with their respective business addresses and telephone numbers are specified in Schedule III. The Chairman and Secretary of the Advisory Committee shall be chosen by the Advisory Committee.

          (b) Each Partner shall use its good faith efforts to designate its representatives as promptly as is reasonably practicable so that the Advisory Committee shall at all times contain the number of representatives provided for in Section 7.1(a).

          (c) Either Partner may at any time, by written notice to the other Partner, remove its representatives, with or without cause, and substitute representatives to serve in their stead. No representative shall be removed from office, with or without cause, without the consent of the Partner that designated him.

          (d) The written notice of the Partner appointing a substitute representative shall in each case set forth such representative's business address and business telephone number.

          (e) Each Partner shall promptly give written notice to the other Partner of any change in the business address or business telephone number of any of its representatives.

          (f) The representatives appointed by the Partners shall be entitled to reimbursement from the Partnership for their travel expenses incident to their duties and responsibilities as such under this Agreement.

     7.2  Meetings of the Advisory Committee.
          ----------------------------------

     The Advisory Committee shall hold one regular meeting each quarter at such time and place as shall be determined by the Advisory Committee. Special meetings of the Advisory Committee may be called at any time by any representative upon not less than three Business Days' prior notice. Except as otherwise determined by the Advisory Committee, all special and regular meetings of the Advisory Committee shall be held at the principal office of the Partnership.

     7.3  Procedural Matters.
          ------------------

          (a) Unless waived in writing by all of the representatives (before or after a meeting) at least three Business Days' prior notice of any meeting shall be given to each representative. Such notice shall state the purpose for which such meeting has been called.

          (b) The General Partner must consult the Advisory Committee in advance with respect to any significant action or decision to be taken by the General Partner.

          (c) Members of the Advisory Committee shall have the right to participate in a meeting of the Advisory Committee by means of a conference telephone or similar communications equipment by means of which all representatives participating in the meeting can hear each other and be heard, and such participation shall constitute presence in person at the meeting.

          (d) The Advisory Committee shall cause to be kept a book of minutes of all of its meetings in which there shall be recorded the time and place of each such meeting, whether regular or special, and if special, by whom called, the notice thereof given, the names of those present, and the proceedings thereof.

                                   ARTICLE 8

                       TRANSFER OF PARTNERSHIP INTERESTS

     8.1  Limitations on Transfers.
          ------------------------

          (a) Except as provided in Section 8.1(b) and 8.1(c), neither Partner may sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber (any or all of the foregoing, a "Transfer") all or any part of its Partnership Interest, the profits, losses and distributions therefrom, or any part thereof (whether voluntarily, involuntarily or by operation of law) unless approved by the other Partner, which consent shall not be unreasonably withheld or delayed. Notwithstanding the approval of the non-transferring Partner to any Transfer by a Partner, the rights of any Transferee shall be subject at all times to the limitations set forth in Section 8.2.

          (b) The restrictions of Section 8.1(a) shall not apply and no consent of the other Partner shall be required for:

              (1) a Transfer pursuant to Article 9; or

              (2) a Transfer to an Affiliate of such Partner (a "Successor") so long as (A) such Transfer would not hinder or impair consummation of any of the transactions contemplated by Article 9; (B) such Successor, prior to such sale or transfer, becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof; and (C) in the case of a Transfer by TCI, AT&T Broadband holds and maintains, directly or indirectly, an economic ownership in such Affiliate equal to at least 50.1% of the economic interest in such Affiliate following such Transfer and has and maintains, directly or indirectly, voting control of such Affiliate following such Transfer; or

              (3) a Transfer pursuant to Section 8.7.

          (c) If Insight desires to effect a Transfer that is not permitted by the terms of this Section 8.1 except with the approval of TCI, and if TCI grants such approval upon Insight's request, TCI shall have the right, effective upon the Transfer by Insight, to convert its Partnership Interest into that of a General Partner; provided that any such change in the identity of the General Partner shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. TCI shall exercise such right, if at all, by giving written notice to Insight at the same time TCI grants its approval to the Transfer by Insight. If TCI exercises such right, the transferee of Insight, upon becoming a Partner pursuant to Section 8.2, shall not be the General Partner but shall be a Limited Partner, and the allocations and distributions to be made to the Partners pursuant to this Agreement shall not be altered.

          (d) Notwithstanding anything in this Agreement to the contrary, without the consent of the other Partner, neither Partner shall effect, or agree to effect, any Transfer that will adversely affect or change, or is reasonably likely to adversely affect or change, the partnership tax classification of the Partnership.

          (e) Neither Partner may Transfer all or any part of its Partnership Interest unless it simultaneously Transfers to the same Transferee or Successor a proportionate part of its LLC Interest.

     8.2  Transferees and Successors.
          --------------------------

          (a) No Transfer of a Partnership Interest will be effective nor will any purported Transferee or Successor become a Partner or otherwise be entitled to any of attributes of ownership of the Partnership purportedly Transferred unless such Transfer is made in accordance with the provisions of this Article 8 and the transferor and Transferee or Successor have complied with the following conditions:

              (1) the transferor has executed and delivered to the Partnership a copy of the assignment of the Partnership Interest to Transferee or Successor in form and substance satisfactory to the Partnership;

              (2) the Transferee or Successor, if not already a party to this Agreement, becomes a party to this Agreement, assumes all of the obligations hereunder of its transferor and agrees to be bound by the terms and conditions hereof in the same manner as the transferor.

          (b) Upon compliance with Section 8.2(a), any Transferee or Successor shall be substituted as a Partner for, and shall, subject to Section 8.1(c) regarding the Transferee of Insight's Partnership Interest becoming a Limited Partner, enjoy the same rights and be subject to the same obligations as, its predecessor as a Partner hereunder.

          (c) If there is a permitted Transfer of a Partnership Interest under this Agreement:

              (1) A Transferee's or Successor's Percentage Interest shall equal the Percentage Interest transferred to it by the transferring Partner;

              (2) A Transferee's or Successor's Capital Account shall initially be equal to the Capital Account balance transferred to it by the transferring Partner;

              (3) If requested to do so by any transferring Partner or by the Transferee or Successor by notice given to the Partners, the Partnership shall make an election under Section 754 of the Code (and a corresponding election under applicable state and local law). Upon the request of either Partner, the Partnership shall also make a timely election under Section 754 of the Code upon a distribution of property or money to a Partner.

     8.3  Transfers of Interests in Partners.
          ----------------------------------

          (a) Except as provided in Section 8.3(b), AT&T Broadband agrees that it will not Transfer (whether voluntarily, involuntarily or by operation of law) all or any part of its direct or indirect ownership interests in TCI Indiana, without the consent of Insight.

          (b) The restriction of Section 8.3(a) shall not apply and no consent of Insight shall be required for a Transfer directly or indirectly by AT&T Broadband to an Affiliate of AT&T Broadband so long as (1) such Transfer would not hinder or impair consummation of any of the transactions contemplated by
Article 9; and (2) AT&T Broadband holds and maintains, directly or indirectly, an economic ownership in such Affiliate equal to at least 50.1% of the economic interest in such Affiliate following such Transfer and has and maintains, directly or indirectly, voting control of such Affiliate following such Transfer.

          (c) It is understood and agreed that nothing in this Section 8.3 shall be deemed to require any consent of Insight to any proposed or actual transfer of control (however such transfer is effected, by sale of stock or assets, merger or consolidation or otherwise) of AT&T Broadband, MediaOne Group or AT&T Corp. or to any proposed or actual distribution to the stockholders of AT&T Broadband, MediaOne Group or AT&T Corp. of direct or indirect equity interests in AT&T Broadband, MediaOne Group or AT&T Corp.

          (d) It is understood and agreed that nothing in this Agreement shall be deemed to require any consent of TCI to any proposed or actual transfer of control (however such transfer is effected, by sale of stock or assets, merger or consolidation or otherwise) of Insight, provided, however, in the event of such a transfer of control, TCI shall have the right, effective upon such transfer, to convert its Partnership Interest to that of a General Partner; provided that any such change in the identity of the General Partner shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. TCI shall exercise such right, if at all, by giving written notice to Insight within ten Business Days of TCI's receipt of notice that such a transfer of control is contemplated. If TCI exercises such right, Insight, effective upon such transfer of control, shall no longer be the General Partner but shall be a Limited Partner, and the allocations and distributions to be made to the Partners pursuant to this Agreement shall not be altered.

          (e) By executing this Agreement, AT&T Broadband represents and warrants to Insight and the Partnership that as of the date of this Agreement
(i) it owns, directly or indirectly, at least 50.1% of the outstanding equity interests in TCI Indiana and has, directly or indirectly, voting control of TCI Indiana, and (ii) AT&T Broadband and MediaOne Group collectively own, directly or indirectly, all of the outstanding equity interests in TCI Indiana.

     8.4  Other Consents and Requirements.
          -------------------------------

     Any Transfer must be in compliance with all requirements imposed by any state securities administrator having jurisdiction over the Transfer and the United States Securities and Exchange Commission and must not cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

     8.5  Assignment Not In Compliance.
          ----------------------------

     Any Transfer in contravention of any of the provisions of this Article 8 (whether voluntarily, involuntarily or by operation of law) shall be void and of no effect, and shall neither bind nor be recognized by the Partnership.

     8.6  Division of Partnership Interests.
          ---------------------------------

     The several rights and obligations inherent in the Capital Account and Percentage Interest attributable to a Partner's Partnership Interest are indivisible except in equal proportions, such that the assignment of a specified percentage of a Partner's Partnership Interest may only represent an equal percentage of the total Capital Account and Percentage Interest that were attributable to such Partner's Partnership Interest prior to the assignment.

     8.7  Pledge of Partnership Interests.
          -------------------------------

     At the request of the General Partner, each Partner agrees to pledge its Partnership Interest to secure any Indebtedness of the Partnership or its Subsidiaries that is permitted under this Agreement, on terms determined by the General Partner, so long as all Partners are required to pledge their Partnership Interests and the terms of the pledge do not impose any personal liability on any Partner. In negotiating the terms of any such pledge, the General Partner will require that the secured party agree to enforce its rights against the Partnership Interests of the

Partners proportionately (based on the Percentage Interest of each Partner). If the secured party under any such pledge enforces its rights against the Partnership Interests of the Partners other than proportionately, the Partners will afford each other such rights of contribution and indemnity as are necessary to cause all liabilities, losses, and damages suffered by the Partners as a result of the exercise by the secured party of its rights under such pledge to be borne by the Partners proportionately.

     8.8  Code Section 708(b)(1)(B).
          -------------------------

          (a) If a Transfer by a Partner of all or any portion of its Partnership Interest (other than a Transfer pursuant to Article 9) or any action by such Partner in violation of this Agreement results in a termination of the Partnership or any Subsidiary pursuant to Section 708(b)(1)(B) of the Code, the transferring Partner will indemnify the other Partner for any additional income tax paid by such other Partner as a result of such termination (including income tax attributable to Code Section 704(c) allocations), whether required to be paid in or for the taxable year in which such termination occurs or in or for any subsequent taxable year, as offset by any income tax savings to be realized by the other Partner as a result of such termination (including income tax savings attributable to Code Section 704(c) allocations), whether realized in or for the taxable year in which such termination occurs or in or for any subsequent taxable year.

          (b) If a Partner desires to assign all or part of its Partnership Interest in a transaction that, if consummated at one time, would result in the termination of the Partnership within the meaning of Code Section 708(b)(1)(B), such Partner may elect (1) to assign immediately as much of its Partnership Interest as may then be assigned without resulting in the termination of the Partnership within the meaning of Code Section 708(b)(1)(B) and (2) to assign the remaining portion of its Partnership Interest that it desires to assign as soon thereafter as such subsequent assignment would not result in the termination of the Partnership within the meaning of Code Section 708(b)(1)(B). If a Partner notifies the other Partner that it has elected to assign all or part of its Partnership Interest in accordance with this Section 8.8(b) specifying in its notice the portion of its Partnership Interest to be assigned immediately in accordance with clause (1) of the preceding sentence and the portion of its Partnership Interest to be assigned subsequently in accordance with clause (2) of the preceding sentence (the assignment of such portion, the "Deferred Assignment"), then, if the other Partner assigns all or any part of its Partnership Interest prior to the Deferred Assignment by the notifying Partner and the Deferred Assignment therefore results in the termination of the Partnership within the meaning of Code Section 708(b)(1)(B), the other Partner and not the notifying Partner shall be treated as the Partner causing such termination for purposes of Section 8.8(a).

                                   ARTICLE 9

                                 EXIT PROCESS
                                 ------------

     9.1  Commencement of Exit Process.
          ----------------------------

          (a) At any time after December 31, 2005, but subject to Section 9.1(b), either TCI or Insight may elect to commence the process described in this Article 9 (the "Exit Process") by giving written notice (the "Exit Notice") of its election to commence the process described in this Article 9 to the Non-Initiating Partner. The Exit Notice shall set forth in reasonable detail the Initiating Partner's division of all assets of the Partnership, including current assets, into two groups of as nearly equal Gross Fair Market Value as possible (each, an "Asset Group"), taking into account that cable television systems included in the geographic clusters designated on Schedule V may not be divided between Asset Groups. The Exit Notice shall also set forth in reasonable detail the Initiating Partner's division of all liabilities of the Partnership, including current liabilities and related keepwells (collectively, "Liabilities"), between the two Asset Groups such that the "Net Fair Market Value" of each Asset Group is equal, Net Fair Market Value being defined as Gross Fair Market Value minus Liabilities. To the extent that the Gross Fair Market Value of the Asset Groups cannot be exactly equal, the Initiating Partner shall use commercially reasonable efforts in dividing the assets and liabilities of the Partnership pursuant to this Section 9.1, including related keepwells, to minimize any gain or other adverse tax consequences to either Partner, it being understood that the Initiating Partner may also take into account all other relevant considerations in addition to tax considerations, including, but not limited to, financing and regulatory considerations. The Initiating Partner shall promptly provide to the Non-Initiating Partner all information about the composition of the Asset Groups, including the Liabilities in such Asset Group, as is reasonably requested by the Non-Initiating Partner to assist in making its selection pursuant to Section 9.3.

          (b) A Partner may not elect to commence the Exit Process described in this Article 9:

              (1) at any time within twelve months of delivering a prior Exit Notice to the Non-Initiating Partner pursuant to Section 9.1(a); or

              (2) at any time within six months of the effectiveness of a valid notice of postponement delivered by either Partner pursuant to Section 9.2; or

              (3) at any time following the delivery of an Exit Notice by the other Partner pursuant to Section 9.1(a) and prior to such time, if any, that
(A) the Initiating Partner and the Non-Initiating Partner mutually agree to abandon the process commenced by such Exit Notice pursuant to a subsequent election pursuant to Section 9.1(c), or (B) the non-defaulting Partner elects to terminate the process commenced by such Exit Notice pursuant to a subsequent election pursuant to Section 9.4(a)(2).

          (c) The process commenced by an Exit Notice may be abandoned at any time following the delivery of an Exit Notice pursuant to Section 9.1(a) and prior to the closing thereof by mutual agreement between the Initiating Partner and the Non-Initiating Partner.

     9.2  Non-Initiating Partner's Option to Postpone the Exit Process.
          ------------------------------------------------------------

          Upon receipt of a valid Exit Notice from the Initiating Partner pursuant to Section 9.1, the Non-Initiating Partner may elect, by giving written notice to the Initiating Partner within five Business Days of the Non-Initiating Partner's receipt of such Exit Notice, to postpone for a period of six months the first date on which either Partner may commence the Exit Process, provided that each Partner may exercise this option to postpone only once during the term of the Partnership. If the Non-Initiating Partner fails to give a timely written notice of its election to postpone pursuant to the preceding sentence (or if the Non-Initiating Partner has already exercised its one election to postpone), the Non-Initiating Partner shall be deemed not to have made such an election to postpone. A timely and valid election to postpone by the Non-Initiating Partner shall become effective immediately upon its delivery to the Initiating Partner, at which time the Initiating Partner's Exit Notice shall automatically be rescinded and be of no further force and effect and neither Partner shall have any further obligations in respect of such Exit Notice and such Exit Notice shall not count against the Initiating Partner for purposes of
Section 9.1(b)(1).

     9.3  Non-Initiating Partner's Selection of Asset Group.
          -------------------------------------------------

          (a) Selection Notice.  If the Non-Initiating Partner does not make (or
              ----------------
is deemed not to have made) an election to postpone pursuant to Section 9.2, the Non-Initiating Partner shall select which Asset Group it desires to acquire from the Partnership in redemption of its Partnership Interest and LLC Interest, by giving written notice of its selection (a "Selection Notice") to the Initiating Partner within ninety days after its receipt of the Exit Notice, subject to the following:

              (1) If the Non-Initiating Partner does not agree that the division of the Asset Groups complies with the requirements of Section 9.1, the Non-Initiating Partner may specify in its Selection Notice that it elects to commence the dispute resolution procedure specified in Section 9.7 (the "Dispute Resolution Procedure"), subject to Section 9.3(c).

          (b) Selection Notice Without Election to Engage in Dispute Resolution
              -----------------------------------------------------------------
Procedure.  Upon the timely delivery by the Non-Initiating Partner of a
---------
Selection Notice pursuant to this Section 9.3 specifying which Asset Group it elects to acquire from the Partnership in redemption of its Partnership Interest and LLC Interest without an election pursuant to Section 9.3(a)(1), the Non-Initiating Partner shall be obligated to consummate its acquisition of the Asset Group selected by it in accordance with this Article 9 and the Initiating Partner shall be obligated to consummate its acquisition of the other Asset Group in accordance with this Article 9.

          (c) Selection Notice With Election to Commence Dispute Resolution
              -------------------------------------------------------------
Procedure.  Any Selection Notice delivered by the Non-Initiating Partner
---------
pursuant to Section 9.3(a)(1) shall specify in reasonable detail the basis upon which the Non-Initiating Partner objects to the Asset Groups designated by the Initiating Partner and shall specify the changes that the Non-Initiating Partner believes are required in order for the division of the Asset Groups to comply with the requirements of Section 9.1. Upon the timely delivery by the Non-Initiating Partner of a Selection Notice pursuant to Section 9.3(a)(1) specifying its election to commence the Dispute Resolution Procedure and the information described in the preceding sentence, the Partners will first negotiate in good faith and use commercially reasonable efforts (taking into account any tax, regulatory, or economic considerations) for a reasonable period (not to exceed ninety days) to mutually agree on two Asset Groups and the Partner to which each Asset Group will be distributed.

              (1) If the Partners reach mutual agreement within such ninety-day period, each of TCI and Insight shall be obligated to complete the Exit Process in accordance with this Article 9 and the terms of their agreement.

              (2) If the Partners are unable to reach mutual agreement within such ninety-day period, then the Dispute Resolution Procedure shall commence.

          (e) Failure to Make a Timely Election.  If the Non-Initiating Partner
              ---------------------------------
fails to give a Selection Notice to the Initiating Partner within ninety days after its receipt of the Exit Notice, the Initiating Partner may choose and shall be obligated to acquire the Asset Groups specified by it in such Exit Notice it desires to acquire by giving written notice to the Non-Initiating Partner within five Business Days after the end of such ninety-day period and the Non-Initiating Partner shall be obligated to acquire the other Asset Group.

     9.4  Default by Partner.
          ------------------

          (a) If the Partners become obligated to consummate the Exit Process under this Article 9 and a Partner defaults in its obligation to do so on the date specified in Section 9.6(a) for the closing of the Exit Process, then the non-defaulting Partner may elect either:

              (1) to cause the Partnership to be liquidated and dissolved in accordance with Article 11; or

              (2) to terminate the Exit Process commenced by the Initiating Partner's Exit Notice and continue the Partnership.

          (b) The two options that may be elected by the non-defaulting Partner pursuant to Section 9.4(a) are exclusive of each other and are exclusive of all other rights and remedies that may otherwise have been available to the non-defaulting Partner at law or equity as a result of the defaulting Partner's default, subject to Section 9.6(g).

          (c) The non-defaulting Partner may make an election pursuant to
Section 9.4(a) by giving written notice of its election to the defaulting Partner at any time within thirty days after the date specified in Section 9.6(a) for the closing of the Exit Process and prior to such time, if any, as the defaulting Partner stands ready, willing, and able to consummate the Exit Process.

     9.5  Removal of Insight as Partner.
          -----------------------------

          (a) The provisions of this Section 9.5 shall apply if:

              (1) a court of competent jurisdiction finds that Insight has engaged in conduct while acting as General Partner that constitutes either fraud against the Partnership or TCI or a felony involving moral turpitude and that such conduct has resulted in material harm to the Partnership or TCI, and

              (2) the finding described in Section 9.5(a)(1) has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and is not the subject of any pending request for judicial review, reconsideration, appeal, or stay, and

              (3) the time for filing any further request for judicial review, reconsideration, appeal, or stay of the finding described in Section 9.5(a)(1) has expired.

          (b) If each of the conditions specified in Section 9.5(a) is satisfied, then (1) TCI may elect to convert its Partnership Interest to that of a General Partner, provided, that such change in the identity of the General Partner shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents, and provided further that if TCI exercises such right, Insight will cease to be the General Partner but shall be a Limited Partner; and (2) TCI shall have the option to purchase all of Insight's Partnership Interest and LLC Interest in accordance with the process described in this Section 9.5(b) and Section 9.5(c). TCI may elect to commence such process by giving written notice of its election to Insight within ten Business Days after the condition specified in Section 9.5(a)(3) is satisfied. Upon Insight's receipt of TCI's notice pursuant to the preceding sentence, Insight and TCI shall, within thirty Business Days of such receipt, negotiate in good faith to determine the Fair Market Value of all of the assets of the Partnership and Insight Kentucky Capital as of the date TCI delivers notice to Insight pursuant to the first sentence of this Section 9.5(b) (it being understood and agreed that to the extent the Partnership has any Subsidiaries, in making the determination of the Fair Market Value of the Partnership, the Subsidiaries shall be taken into account) (the "Fair Market Value of the Partnership and Insight Kentucky Capital").

              (1) If Insight and TCI fail to agree upon the Fair Market Value of the Partnership and Insight Kentucky Capital within such period, then each of Insight and TCI will select a nationally recognized investment banking firm or nationally recognized qualified appraisal firm who will determine the Fair Market Value of the Partnership and Insight Kentucky Capital within sixty days of engagement. If the average of the two appraisals is within 1.5% of the lower of the appraisals, then the Fair Market Value of the Partnership and Insight Kentucky

Capital will be the average of the two appraisals. If such average is not within 1.5% of the lower of the two appraisals, the two appraisers selected by Insight and TCI will select a third nationally recognized investment banking firm or a nationally recognized qualified appraisal firm who will conduct a third appraisal, and the Fair Market Value of the Partnership and Insight Kentucky Capital will be equal to the average of the two appraisals that are closest to one another, provided that if the highest and lowest appraisals are equidistant from the middle appraisal, then the Fair Market Value of the Partnership and Insight Kentucky Capital will be equal to the middle appraisal. Each of Insight and TCI shall have the right to submit to all appraisers a position paper with respect to valuation. Each of Insight and TCI will bear the expenses of the investment banking firm or appraisal firm that they select, and if a third investment banking firm or appraisal firm is used, Insight and TCI will share equally the expenses of the third firm. In conducting the appraisals, the appraisers shall assume that the value of any business is the price at which a willing seller would sell and a willing and able buyer would buy such property in an arm's-length, free market transaction, for cash, without time constraints, in light of factors including but not limited to prices paid for comparable properties, cash flow, book value, earnings and prospects for future earnings and cash flow.

          (c) TCI may elect to purchase all of Insight's Partnership Interest and LLC Interest and, upon the consummation of such purchase, to remove Insight as a Partner, by giving written notice of its election to Insight within ten Business Days after the final determination of the Fair Market Value of the Partnership and Insight Kentucky Capital. Upon the timely delivery by TCI of notice pursuant to the preceding sentence specifying its election to purchase Insight's Partnership Interest and LLC Interest, Insight shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 9, all of Insight's Partnership Interest and LLC Interest for a cash price equal to the Equity Value of Insight's Partnership Interest and LLC Interest. If TCI fails to give a timely notice to Insight pursuant to the first sentence of this
Section 9.5(c) specifying its election to purchase Insight's Partnership Interest and LLC Interest, TCI shall be deemed to have made an election not to purchase Insight's Partnership Interest and LLC Interest pursuant to this
Section 9.5, in which event, subject to Sections 9.5(b) and (d), Insight shall continue as the General Partner.

          (d) The rights of TCI under this Section 9.5 are in addition to any other rights and remedies available to TCI at law or equity as a result of any conduct by Insight described in Section 9.5(a).

     9.6  General Terms Applicable to Exit Process.
          ----------------------------------------

          (a) The distribution of the Asset Groups to the Partners in accordance with this Article 9 shall occur not later than twenty Business Days after the receipt of all material governmental consents and approvals required in connection with such distribution.

          (b) The closing of the Exit Process in accordance with this Article 9 shall take place at the principal office of the Partnership or at any other location agreed to by Insight and TCI.

          (c) At the closing of the Exit Process pursuant to this Article 9, the Partnership shall distribute the Asset Groups to the Partners free and clear of any liens (other than those created by this Agreement and those securing debt included in such Asset Group) and the Partners shall assign their Partnership Interests to the Partnership free and clear of any liens (other than those created by this Agreement) and debt of the Partnership) in full redemption of their respective Partnership Interests and LLC Interests.

          (d) The Partners will cooperate in good faith and use their respective commercially reasonable efforts to obtain as quickly as practicable all governmental and material non-governmental consents and approvals required in connection with the Exit Process pursuant to this Article 9.

          (e) In connection with the distribution of the Asset Groups to the Partners, the relevant Partner will execute an assumption agreement pursuant to which such Partner will assume all liabilities relating to, arising out of or otherwise attributable to the Asset Group being distributed to it and will further agree to indemnify the other Partner for any losses such other Partner may suffer with respect to any of such liabilities. Such assumption agreement shall contain terms substantially similar to those contained in Article IV of the Illinois Contribution Agreement relating to the assumption of liabilities and such indemnification agreement shall contain terms substantially similar to these contained in Article XI of the Illinois Contribution Agreement.

          (f) Each Partner agrees that, from and after the date on which the respective obligations of the Partners to effect the Exit Process become effective in accordance with this Article 9, it will negotiate in good faith and use commercially reasonable efforts to enter into an appropriate agreement on reasonable terms and conditions that are consistent with the other provisions of this Article 9 and that are otherwise standard and customary at the time.

          (g) Each Partner hereby agrees that the other Partner shall be entitled to an injunction or injunctions to prevent breaches by such Partner of its obligations under this Article 9 and to enforce specifically the terms and provisions of this Article 9 in any court of the United States or any state having jurisdiction, in addition to any other remedy to which it is entitled at law or in equity. If an action is brought by either Partner pursuant to this
Section 9.6(g), the other Partner shall waive the defense that there is an adequate remedy at law and waive posting of bond.

          (h) Notwithstanding anything to the contrary in this Article 9, the Partners agree that if the Partnership Interests of Insight and TCI are no longer 50/50, the provisions of this Article 9 will be renegotiated to preserve the benefit of the bargain between the parties on a proportionate basis.

          (i) Insight and TCI acknowledge that, subject to the terms and conditions of this Article 9, no approval of Insight or TCI shall be required under Article 6 hereof with respect to the transactions contemplated by Article 9 (including, without limitation, under Sections 6.5, 6.6(b), 6.6(n), and 6.6(o)).

     9.7  Dispute Resolution Procedure.
          ----------------------------

          If Insight and TCI fail to agree upon the division of the Asset Groups within the time period specified in Section 9.3(c), then Insight and TCI will mutually agree on a nationally recognized investment banking firm or nationally recognized qualified appraisal firm (the "Firm") which will be instructed to choose within sixty days of its engagement the division of Asset Groups outlined in either the Initiating Partner's Exit Notice or the Non-Initiating Partner's Selection Notice and whose fees and expenses will be borne by the party whose Asset Group division is not chosen by the Firm. Each of Insight and TCI shall have the right to submit to the Firm a position paper with respect to the
division of the Asset Groups.   If the division of Asset Groups outlined in the
Initiating Partner's Exit Notice is chosen, the Non-Initiating Partner shall select which Asset Group it desires to acquire from the Partnership in redemption of its Partnership Interest and LLC Interest within thirty days
following the Firm's decision.   If the division of Asset Groups outlined in the
Non-Initiating Partner's Selection Notice is chosen, the Initiating Partner shall select which Asset Group it desires to acquire from the Partnership in redemption of its Partnership Interest and LLC Interest within thirty days following the Firm's decision.

     9.8  General Terms Applicable to Purchase and Sale of Insight's Partnership
          ----------------------------------------------------------------------
Interest and LLC Interest Pursuant to Section 9.5.
-------------------------------------------------

          (a) The closing of the purchase and sale of Insight's Partnership Interest and LLC Interest in accordance with Section 9.5 shall occur not later than twenty Business Days after the receipt of all governmental and material non-governmental consents and approvals required in connection with the sale.

          (b) The closing of the purchase and sale of Insight's Partnership Interest and LLC Interest in accordance with Section 9.5 shall take place at the principal office of the Partnership or at any other location agreed to by Insight and TCI.

          (c) At the closing of any purchase and sale of Insight's Partnership Interest and LLC Interest pursuant to Section 9.5, TCI or the Partnership shall pay or cause to be paid to Insight, by cash or other immediately available funds or any other form of consideration mutually agreed to by Insight and TCI, the purchase price for the Partnership Interest and LLC Interest being purchased and Insight shall deliver to TCI (or its permitted assignee or the Partnership) good title, free and clear of any liens (other than those created by this Agreement and those securing financing obtained by the Partnership or any Subsidiary), to the Partnership Interest and LLC Interest being sold.

          (d) With respect to the current assets and liabilities of the Partnership, the transaction costs and the reserves to be determined as part of the Equity Value of the Partnership Interest and LLC Interest to be sold at the closing pursuant to Section 9.5 and this Section 9.8, such current assets and liabilities, costs and reserves shall be determined by mutual agreement of Insight and TCI at least five days in advance of the date scheduled for said closing, but to the extent that as of such date there is a good faith disagreement between the parties as to any portion of such current assets, liabilities, costs or reserves the parties shall proceed to closing of such purchase and sale, with closing based on matters not in dispute. Thereafter, all matters in dispute shall be immediately referred to an independent public accountant mutually acceptable to Insight and TCI who shall make such determination as promptly as practicable and whose determination shall be final and binding upon the parties. If the accountant determines that either party is entitled to payment from the other party, the party which owes such payment shall make it to the entitled party in cash in accordance with the accountant's determination.

          (e) The Partners will cooperate in good faith and use their respective commercially reasonable efforts to obtain as quickly as practicable all governmental and material non-governmental consents and approvals required in connection with the purchase and sale of Insight's Partnership Interest and LLC Interest pursuant to Section 9.5 and this Section 9.8.

          (f) From and after the closing, TCI will be entitled to indemnification from Insight (or another creditworthy entity reasonably acceptable to TCI) against any liabilities of Insight as a Partner or as a member in Insight Kentucky Capital (including without limitation, tax liabilities of Insight for periods prior to the closing) for periods prior to closing not taken into account in determining the Equity Value of Insight's Partnership Interest and LLC Interest. The other indemnification obligations of Insight to TCI shall be substantially equivalent to its indemnification obligations to the Partnership pursuant to the Illinois Contribution Agreement. On the date that is one year after the closing under this Section 9.8, Insight shall be entitled to its distributable share of any reserves set up pursuant to
Section 11.2(d)(2) that had not yet been used to pay any obligation or liability that relates to the period prior to the date of closing pursuant to this Section
9.8 and that would not be required to be maintained in accordance with generally accepted accounting principles with respect to the period prior to the date of closing pursuant to this Section 9.8.

          (g) Each Partner agrees that, from and after the date on which the respective obligations of the Partners to purchase and sell Insight's Partnership Interest and LLC Interest become effective in accordance with
Section 9.5, it will negotiate in good faith and use commercially reasonable efforts to enter into an appropriate purchase agreement or other agreements on reasonable terms and conditions that are consistent with the other provisions of
Section 9.5 and this Section 9.8 and that are otherwise standard and customary at the time for similar transactions.

          (h) Each Partner hereby agrees that the other Partner shall be entitled to an injunction or injunctions to prevent breaches by such Partner of its obligations under Section 9.5 and this Section 9.8 and to enforce specifically the terms and provisions of Section 9.5 and this Section 9.8 in any court of the United States or any state having jurisdiction, in addition to any other remedy to which it is entitled at law or in equity. If an action is brought by either Partner pursuant to this Section 9.8(h), the other Partner shall waive the defense that there is an adequate remedy at law.

                                  ARTICLE 10

                 OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

     10.1 Prohibited Cross-Interests.
          --------------------------

          (a) Each Partner agrees that, during the term of this Agreement, neither such Partner nor any Affiliate of such Partner shall, directly or indirectly, acquire any interest in any business or in any Person if the acquisition of such interest would cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

          (b) If, during the term of this Agreement, there is a Formal Determination that either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, then the following provisions of this Section 10.1(b) shall apply. For purposes of this Section 10.1(b), a "Formal Determination" means (i) an agreement between Insight and TCI, (ii) a written determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority), regardless of whether such determination is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that, so long as a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction is effective, the Partner that caused the violation specifies that any such determination will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal), or (iii) a decision of any court of competent jurisdiction, regardless of whether such decision is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that, so long as a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction is effective, the Partner that caused the violation specifies that any such decision will not constitute a Formal Determination during the pendency
of any review, reconsideration, or appeal).   Insight and TCI will use their
respective good faith efforts, after consultation with legal counsel, to reach an agreement as to whether either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

              (1) The Partnership will use reasonable efforts to obtain a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction (and the agreement of both Partners shall be required for the Partnership to act otherwise), and the Partners will cooperate reasonably with the Partnership in such efforts, to the extent necessary to prevent such violation from having a material adverse effect on the Partnership and the Subsidiaries before it is cured. For purposes of this Section 10.1(b), a material adverse effect on the Partnership and the Subsidiaries includes the loss of any license or licenses issued by the FCC that, in the aggregate, are material to the conduct of the business of the Partnership and the Subsidiaries, the imposition of any fines or forfeitures that, in the aggregate, are material in amount, and limitations on the ability of the Partnership or any Subsidiary to conduct its business in the ordinary course consistent with its past practices.

              (2) The Partnership and the Partners will cooperate reasonably with each other and negotiate in good faith with the FCC to obtain a determination by the FCC

(including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by a Partner or its Affiliates would cure any such violation of an Ownership Restriction. The actions proposed to be taken by a Partner or its Affiliates to cure such violation may be those that, in such Partner's judgment, are least detrimental to such Partner and its Affiliates, and may include the divestiture of any asset or the restructuring of any investment.

              (3) If there is a Formal Determination that a Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, such Partner (the "Curing Partner") agrees to take all actions reasonably necessary to cure any such violation of an Ownership Restriction; provided, however, that:

                  (A) if the Partnership and the Partners receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by the Curing Partner or its Affiliates would cure such violation, then, if the Curing Partner and its Affiliates take such actions, the Curing Partner shall not be required to take any other action under this Section 10.1(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation;

                  (B) The Curing Partner shall not be required to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Partnership and the Subsidiaries; and

                  (C) The Curing Partner shall not be required to take any action to cure any violation that arose from any acquisition made by the Partnership or any Subsidiary in violation of Section 10.1(c).

              (4) The actions that the Curing Partner may be required to take pursuant to Section 10.1(b)(3), subject to the limitations therein, shall include, to the extent necessary to cure such violation, executing amendments to this Agreement to eliminate any right of the Curing Partner under this Agreement (other than its right to allocations of income, its right to distributions, its rights under Section 6.5 in the case of TCI as the Curing Partner, its rights under Section 6.6, and its right to approve any other action by the Partnership and the Subsidiaries if such action (A) in the case of an action that does not uniquely affect either Partner, such as an acquisition or disposition of assets or a financing, would have a material adverse economic effect on the Curing Partner or (B) in the case of an action that uniquely affects either Partner, such as a transaction between the Partnership and a Partner or an Affiliate of a Partner, would have an adverse economic effect on the Curing Partner).

          (c) Neither Partner will approve the acquisition, directly or indirectly, by the Partnership or any Subsidiary of any interest in any business or in any Person if such Partner has actual knowledge that consummating such acquisition would cause either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction; provided that if the General Partner desires to cause the Partnership or a Subsidiary to acquire assets or an interest in a business or any Person, and the General Partner does not have actual knowledge that such acquisition would cause the Partnership or a Subsidiary, either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction, then the General Partner shall provide prior written notice to TCI of such proposed acquisition at least thirty days prior to entering into a binding agreement to effect such acquisition and if TCI notifies the General Partner within fifteen days of receiving such notice that such acquisition would cause the Partnership or a Subsidiary or TCI to be in violation of any Ownership Restriction, the General Partner shall not proceed with such acquisition without first complying with this Section 10.1(c) again, it being understood that if TCI does not so notify the General Partner within such fifteen-day period then the General Partner shall be presumed not to have knowledge that such acquisition would cause the Partnership or a Subsidiary, either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction.

     10.2  No Other Restrictions.
           ---------------------

     Except as specifically provided above in this Article 10, nothing in this Agreement shall limit the ability of either Partner, or any partner, member, Affiliate, Controlled Affiliate, agent, or representative of either Partner, to engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Partnership. Neither the Partnership nor the other Partner shall have any rights in or to the income or profits derived therefrom, nor shall either Partner have any obligation to the other Partner with respect to any such enterprise or related transaction.

                                  ARTICLE 11

                  DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

     11.1  Events of Dissolution.
           ---------------------

     The Partnership shall be dissolved upon the happening of any of the following events:

           (a) the failure of the Limited Partner to continue the Partnership in accordance with the provisions of Section 5.3(a) after the withdrawal of the General Partner;

           (b) the expiration of the term of the Partnership as set forth in
Section 2.4;

           (c) an election to liquidate and dissolve the Partnership made by a non-defaulting Partner pursuant to Section 9.4(a)(1);

           (d) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Partnership (provided that the distribution of an Asset Group to one of the Partners in accordance with Article 9 in connection with the Exit Process shall not constitute an event of dissolution under this Section 11.1(d));

           (e) upon mutual agreement of the Partners; or

           (f) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited partnership.

     11.2  Liquidation.
           -----------

           (a) Upon dissolution of the Partnership for any reason, the Partnership shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Partnership business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Partnership to minimize the normal losses attendant to the liquidation process.

           (b) Liquidation of the assets of the Partnership shall be managed on behalf of the Partnership by the "Liquidator," which shall be (1) if the Partnership is being liquidated pursuant to Section 11.1(c), the non-defaulting Partner, (2) if the Partnership is being liquidated following a withdrawal by the General Partner, the Limited Partner, and (2) in all other events, the General Partner or a liquidating trustee selected by the General Partner. The Liquidator shall be responsible for soliciting offers to purchase the entirety of the Partnership's assets (including equity interests in other Persons) or portions or clusters of assets of the Partnership. The Liquidator shall afford each Partner an opportunity to offer to purchase any assets of the Partnership that are offered for sale in connection with the liquidation of the Partnership to the extent doing so would be consistent with the orderly liquidation of the Partnership.

           (c) The Liquidator shall cause a full accounting of the assets and liabilities of the Partnership to be taken and a statement thereof to be furnished to each Partner within thirty days after the distribution of all of the assets of the Partnership.

           (d) The property and assets of the Partnership and the proceeds from the liquidation thereof shall be applied in the following order of priority:

               (1) first, to payment of the debts and liabilities of the Partnership, in the order of priority provided by law (including any loans by either Partner to the Partnership) and payment of the expenses of liquidation;

               (2) second, to setting up of such reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Liquidator into a Partnership account or a liquidating trust account established for such purpose, to be held in such account for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such holdback period as the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

               (3) finally, to payment to the Partners, in accordance with
Section 4.1(b). The distributions pursuant to this Section 11.2(d)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

           (e) If in the course of the liquidation and dissolution of the Partnership pursuant to this Article 11, the Liquidator determines that a sale by all the Partners to any Person of their Partnership Interests, instead of a sale by the Partnership and the Subsidiaries of their respective assets, would more efficiently effect the liquidation of the Partners' economic interests in the Partnership or would reduce negative tax consequences to the Partners and the Partnership, but would not adversely affect the rights and obligations of either Partner (including the tax consequences to either Partner), then each Partner agrees to sell its Partnership Interest to such Person, and the Liquidator shall have the authority, pursuant to the power of attorney granted in Section 16.6(b), to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest.

           (f) Following the dissolution of the Partnership pursuant to Section 11.1, the Partners will use commercially reasonable efforts to structure the liquidation of the Partnership in a manner that minimizes negative tax consequences to the Partners and the Partnership to the extent doing so would not materially adversely affect either Partner (except to the extent such Partner is adequately compensated by the other Partner for such adverse effect). Any structure agreed to by the Partners pursuant to this Section 11.2(f) shall supersede the other provisions of this Article 11 to the extent it is inconsistent with such other provisions, but nothing in this Section 11.2(f) shall modify or otherwise affect the other provisions of this Article 11 if the Partners are unable to agree on such a structure.

     11.3  Distribution in Kind.
           --------------------

     The Partnership shall not distribute any non-cash asset to either Partner without the consent of each Partner, except as provided in Article 9. Any asset distributed in kind to one or more Partners shall first be valued at its fair market value to determine the gain or loss used in determining Net Profit or Net Loss that would have resulted if such asset were sold for such value, such gain or loss shall then be allocated pursuant to Article 4, and the Partners' Capital Accounts shall be adjusted to reflect such gain or loss. The amount distributed and charged to the Capital Account of each Partner receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Partner assumes or takes subject to). The fair market value of any asset distributed in kind in connection with the liquidation of the Partnership shall be determined by an independent appraiser (any such appraiser must be nationally recognized as an expert in valuing the type of asset involved) selected by the Liquidator.

     11.4  No Action for Dissolution.
           -------------------------

     The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if either Partner should bring an action in court to dissolve the

Partnership under circumstances where dissolution is not required by Section
11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership Interests of both Partners. Accordingly, except where liquidation and dissolution are required by Section 11.1, each Partner hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Partnership.

     11.5  No Further Claim.
           ----------------

     Upon dissolution, each Partner shall look solely to the assets of the Partnership for the return of its investment, and if the property of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate capital contributions of a Partner, no Partner shall have any recourse against any other Partner.

                                  ARTICLE 12

                                INDEMNIFICATION

     12.1  General.
           -------

     The Partnership shall indemnify, defend, and hold harmless each Partner and their respective members, partners, officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Partnership, and the members of the Advisory Committee (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Article 12), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Partnership and its Subsidiaries, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this
Section 12.1 shall not be available if the action or inaction is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person; and provided, further, however, that indemnification under this Section 12.1 shall be recoverable only from the assets of the Partnership and not from any assets of the Partners. The Partnership may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Partnership's affairs.

     12.2  Exculpation.
           -----------

     No Indemnified Person shall be liable, in damages or otherwise, to the Partnership or its Subsidiaries or to either Partner for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

     12.3  Persons Entitled to Indemnity.
           -----------------------------

     Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Partnership shall be entitled to the benefits of this Article 12 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

     12.4  Procedure Agreements.
           --------------------

     The Partnership may enter into agreements with any of its Partners, employees, officers, and agents, any of the officers, directors, shareholders, employees, and agents of the General Partner, and any member of the Advisory Committee or other Indemnified Person, setting forth procedures for implementing the indemnities provided in this Article 12.

                                   ARTICLE 13


                    BOOKS, RECORDS, ACCOUNTING, AND REPORTS

     13.1  Books and Records.
           -----------------

     The Partnership shall maintain at its principal office all of the following:

           (a) A current list of the full name and last known business or residence address of each Partner together with the Capital Contributions and Partnership Interest of each Partner;

           (b) A copy of the Certificate, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

           (c) Copies of the Partnership's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

           (d) The audited financial statements of the Partnership for the six most recent Fiscal Years; and

           (e) The Partnership's books and records for at least the current and past three Fiscal Years.

     13.2  Delivery to Partner and Inspection.
           ----------------------------------

           (a) Upon the request of a Partner, the Partnership shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of the information required to be maintained by Section 13.1 except for Section 13.1(e).

           (b) Each Partner, or its duly authorized representative, has the right, upon reasonable request, to inspect and copy during normal business hours any of the Partnership records.

     13.3  Annual Statements.
           -----------------

           (a) The Partnership shall cause to be prepared for each Partner at least annually, at Partnership expense, a consolidated audited financial statement for the Partnership and the Subsidiaries (other than any Subsidiary the financial statements of which cannot, under generally accepted accounting principles, be consolidated with the financial statements of the Partnership), along with supplemental information for the Partnership and each Subsidiary included in the consolidated financial statements, all prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing the opinion of Ernst & Young LLP or other nationally recognized accounting firm chosen in accordance with this Agreement. The financial statements will include a balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity. The supplemental information will consist of a consolidating balance sheet and a consolidating statement of operations and Partners' equity for the preceding Fiscal Year. The Partnership shall distribute the financial statements or portions thereof to each Partner as follows:

                 (1) the Partnership shall distribute to each Partner a statement setting forth the net income or loss of Insight Kentucky Capital and the Partnership for each Fiscal Year within forty-five days after the close of such Fiscal Year;

                 (2) the Partnership shall distribute to each Partner the balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity to be included in the financial statements for each Fiscal Year within forty-five days after the close of such Fiscal Year;

                 (3) the Partnership shall distribute to each Partner the complete audited financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year and, in any event, by March 15 of the year following the close of such Fiscal Year.

           (b) The Partnership shall have prepared at least annually, at Partnership expense, Partnership and Insight Kentucky Capital information necessary for the preparation of each Partner's federal and state income tax returns. The Partnership shall send the information described in this paragraph to each Partner within ninety days after the end of each Fiscal Year and shall use commercially reasonable efforts to send such information to each Partner within seventy-five days after the end of each Fiscal Year.

           (c) The Partnership shall also cause to be distributed to each Partner, within ten days after delivery to the Partnership, any audited financial statements that are prepared with respect to any Subsidiary the financial statements of which are not consolidated with the financial statements of the Partnership.

           (d) The Partnership shall distribute to each Partner, promptly after they become available, copies of Insight Kentucky Capital's and the Partnership's federal, state, and local income tax or information returns for each taxable year.

     13.4  Quarterly Financial Statements.
           ------------------------------

     At the close of each of the first three quarters of any Fiscal Year, the Partnership shall cause to be distributed to each Partner a quarterly report covering each calendar quarter of the operations of the Partnership and each Subsidiary, consisting of unaudited financial statements (comprising a balance sheet, a statement of income or loss, and a consolidated statement of cash flows), and a statement of other pertinent information regarding the Partnership and each such Subsidiary and their activities. The Partnership shall cause copies of the statements and other pertinent information (including a summarized statement of operations data of the Partnership and its Subsidiaries that complies with the requirements of APB Opinion No. 18 and Rule 4-08(g) of Regulation S-X under the Securities Act) to be distributed to each Partner within thirty days after the close of the calendar quarter to which the statements relate. The Partnership shall distribute to each Partner (a) a preliminary draft of a statement setting forth the net income or loss of the Partnership for each calendar quarter within twenty-one days after the close of such calendar quarter, and (b) a final statement setting forth the net income or loss of the Partnership for each calendar quarter within thirty days after the close of such calendar quarter. The Partnership shall also cause to be distributed to each Partner, within ten days after delivery to the Partnership, any quarterly report that is prepared with respect to any Subsidiary the operating results of which are not included in the quarterly report of the Partnership.

     13.5  Monthly Statements.
           ------------------

     The Partnership shall cause to be distributed to each Partner a monthly report covering each calendar month of the operations of Insight Kentucky Capital, the Partnership and each Subsidiary, consisting of unaudited statements of income and loss for Insight Kentucky Capital, the Partnership and each Subsidiary. The Partnership shall cause copies of the statements to be distributed to each Partner within thirty days after the close of the calendar month covered by such report. The Partnership shall also cause to be distributed to each Partner, within ten days after delivery to the Partnership, any monthly report that is prepared with respect to any Subsidiary the operating results of which are not included in the monthly report of the Partnership. In addition, the Partnership shall deliver to each Partner within fifteen calendar days after each month end, a report detailing the number of homes passed by each cable television system owned by the Partnership and its Subsidiaries, the number of equivalent basic subscribers served by each such system and the number of premium subscribers served by each such system (on a premium service-by-service basis), together with such other operating statistics as may be reasonably requested by a Partner in reasonable advance.

     13.6  Other Information.
           -----------------

     The Partnership shall provide to each Partner any other information and reports relating to any cable television systems or other businesses owned by, and the financial condition of, Insight Kentucky Capital, the Partnership, each Subsidiary, and any other Person in which the Partnership owns, directly or indirectly, an equity interest, the Partner may reasonably request. The Partnership shall distribute to each Partner, promptly after the receipt thereof by the Partnership, any financial or other information with respect to any Person in which the Partnership owns, directly or indirectly, an equity interest, but which is not a Subsidiary.

     13.7  Tax Matters.
           -----------

     The Partnership shall be treated as a partnership for federal and state income tax and franchise tax purposes. The Partnership, at Partnership expense, shall prepare and timely file with the appropriate authorities all income tax returns for the Partnership required to be filed by the Partnership.

     13.8  Other Filings.
           -------------

     The Partnership, at Partnership expense, shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Partnership with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, each Partner shall be provided with a copy of any of the reports without expense to the requesting Partner.

     13.9  Non-Disclosure.
           --------------

     Each Partner agrees that, except as otherwise consented to by the other Partner, all non-public information furnished to it or to which it has access pursuant to this Agreement will be kept confidential and will not be disclosed by such Partner (it being agreed that the standard each Partner shall adhere to is to use the same degree of care it would use for its own confidential information), or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that:

           (a) each Partner shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Partner's investment in the Partnership,

           (b) each Partner shall be permitted to disclose such information to its Affiliates,

           (c) each Partner shall be permitted to disclose information to the extent required by law, including federal or state securities laws or regulations, or by the rules and regulations of any stock exchange or association on which securities of such Partner or any of its

Affiliates are traded, so long as such Partner shall have first afforded the Partnership with a reasonable opportunity to contest the necessity of disclosing such information,

           (d) each Partner shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Partner arising under this Agreement,

           (e) each Partner shall be permitted to disclose information to a permitted Transferee or Successor, so long as (1) such Partner shall first have provided to the other Partner written notice thereof and of the identity of the Person to whom the disclosure is to be made and (2) such Person agrees (in a writing which provides the Partnership with an independent right of enforcement) to be bound by the provisions of this Section 13.9,

           (f) each Partner shall be permitted to disclose information that is or becomes generally available to the public other than as a result of a disclosure by such Partner, its agents, representatives, or employees, and

           (g) each Partner shall be permitted to disclose information that becomes available to such Partner on a nonconfidential basis from a source (other than the Partnership, any other Partner, or their respective agents, representatives, and employees) that, to the best of such Partner's knowledge, is not prohibited from disclosing such information to such Partner by a legal, contractual, or fiduciary obligation to the Partnership or any other Partner.

                                   ARTICLE 14


                        REPRESENTATIONS BY THE PARTNERS

     Each Partner represents and warrants to, and agrees with, the other Partner and the Partnership as follows:

     14.1  Investment Intent.
           -----------------

     It is acquiring its Partnership Interest with the intent of holding the same for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such Partnership Interest within the meaning of the Securities Act or any applicable state securities laws, and it does not intend to divide its participation with others, nor to resell, assign, or otherwise dispose of all or any part of its Partnership Interest. In making such representation, each Partner acknowledges that a purchase now with an intent to resell by reason of any foreseeable specific contingency, some predetermined event, or an anticipated change in market value or in the condition of the Partnership would represent a purchase with an intent inconsistent with the foregoing representation.

     14.2  Securities Regulation.
           ---------------------

           (a) It acknowledges and agrees that the Partnership Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the

Securities Act and exemptions contained in applicable state securities laws, and that it cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

           (b) It understands that it has no contract right for the registration under the Securities Act of the Partnership Interest for public sale and that, unless such Partnership Interest is registered or an exemption from registration is available, such Partnership Interest may be required to be held indefinitely.

     14.3  Knowledge and Experience.
           ------------------------

     It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Partnership and to make an informed investment decision with respect thereto.

     14.4  Economic Risk.
           -------------

     It is able to bear the economic risk of an investment in its Partnership Interest.

     14.5  Binding Agreement.
           -----------------

     This Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditor's rights).

     14.6  Tax Position.
           ------------

     Unless it provides prior written notice to the Partnership, it will not take a position on its federal income tax return, on any claim for refund, or in any administrative or legal proceedings that is inconsistent with any information return filed by the Partnership or with the provisions of this Agreement.

     14.7  Information.
           -----------

     It has received all documents, books, and records pertaining to an investment in the Partnership requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Partnership, and all such questions have been answered to its satisfaction.

                                   ARTICLE 15

                             AMENDMENTS AND WAIVERS

     15.1  Amendments to Operating Agreement.
           ---------------------------------

           (a) This Agreement may only be modified or amended with the consent of all Partners.

           (b) The Partnership shall prepare and file any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

     15.2  Waivers.
           -------

     The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

                                   ARTICLE 16

                                 MISCELLANEOUS

     16.1  Programming and Discounts.
           -------------------------

           (a)   General.  Subject to the other provisions of this Section 16.1
                 -------
and any other particular arrangements the Partners may agree to with respect to the following, each Partner will use commercially reasonable efforts to make all of the services, programming and equipment discounts available to such Partner available to the Partnership .

           (b)   @Home.
                 -----

                 (1) The Partners and the Partnership agree that, subject to the other provisions of this Section 16.1(b) and only so long as controlled affiliates (as used in this Section 16.1, "controlled affiliate" has the meaning given to such term in the @Home Distribution Agreement) of a TCI Cable Parent continue to be bound by a similar requirement, @Home will be the exclusive provider of Exclusive Internet Services over the cable plant and equipment of the TCI Systems and that the TCI Systems will continue to be bound by the @Home Distribution Agreement as if such TCI Systems were "controlled affiliates" of a TCI Cable Parent with respect to the distribution and delivery of Exclusive Internet Services in accordance with the @Home Distribution Agreement. In furtherance of the foregoing, subject to the other provisions of this Section 16.1(b) and only so long as controlled affiliates of a TCI Cable Parent continue to be bound by a similar requirement, the Partnership and the General Partner each agree that it and the Subsidiaries will not provide or distribute, and will not permit any Person other than @Home and its controlled affiliates to provide or distribute, Exclusive Internet Services using the cable plant and equipment of the TCI Systems, in each case without the prior written consent of TCI. The Partners and the Partnership acknowledge and agree that the foregoing limitations will not be applicable to the Partnership's and the Subsidiaries' provision over their cable television systems other Internet Services which do not constitute Exclusive Internet Services (including all Internet Services which are listed as exceptions to the definition of the term "Restricted Business" in the @Home Distribution Agreement), and with respect to those Internet Services which do not constitute Exclusive Internet Services, the General Partner shall be entitled to make all determinations in respect of the provision of such Internet Services, subject to the provisions of this Agreement. The Partners and the Partnership also acknowledge and agree that the foregoing limitations are also not applicable to the Partnership's and the Subsidiaries' provision over their cable television systems other than the TCI Systems (such other systems, the "Non-TCI Systems") of any Internet Services, whether or not they would constitute Exclusive Internet Services with respect to the TCI Systems in accordance with the @Home Distribution Agreement, and do not limit the right of the Partnership, its Subsidiaries and the General Partner to manage and operate the Non-TCI Systems as the Partnership, its Subsidiaries and the General Partner determine (but subject to the terms of this Agreement and the Management Agreements). Without limiting the preceding sentence, subject to the other provisions of this Section 16.1(b), the parties agree as follows: (A) the Partnership and the General Partner agree that they and the Subsidiaries will: (1) manage and operate (and cause the manager under the Management Agreements to manage and operate) the TCI Systems in accordance with the terms and conditions set forth in the @Home Distribution Agreement and in such a manner that the activities and businesses engaged in by the TCI Systems will not violate or be in contravention of the Cable Parent Exclusivity Provisions, or cause any TCI Cable Parent or any of its controlled affiliates to be in violation of such Cable Parent Exclusivity Provisions, (2) provide to @Home and its representatives such access to the cable plant and equipment of the TCI Systems as is required in order to satisfy the TCI Cable Parents' obligations under the @Home Distribution Agreement in respect of such TCI Systems and as is reasonably necessary in order to distribute the @Home Service over the cable plant and equipment of such TCI Systems, (3) cooperate with @Home, TCI Cable Parent and their respective controlled affiliates in order to schedule and coordinate @Home's roll-out of the @Home Service to the TCI Systems with the upgrade of the physical cable plant and equipment of such TCI Systems, including, without limitation, (x) providing the TCI Cable Parent and @Home with information and periodic updates as to upgrade schedules, and (y) entering into LCO Agreements (as defined in the @Home Distribution Agreement) in respect of each TCI System upon the commencement of the offering of the @Home Service in such TCI System, and (4) cooperate with the TCI Cable Parent and @Home with respect to the operational matters relating to the distribution of the @Home Service, including, without limitation, pricing, the programming of the Local Area (as defined in the @Home Distribution Agreement), billing, customer service and service offerings; and (B) (1) with respect to the timing and implementation of Exclusive Internet Services over the TCI Systems, the General Partner shall consult and cooperate with the TCI Cable Parent in order to coordinate the launch of the @Home Service over the TCI Systems as efficiently and expeditiously as practical and (2) the TCI Cable Parent may disclose to @Home information relating to the upgrade plans for the TCI Systems for the purpose of coordinating the @Home build-out and the launch of the @Home Service in such systems. Subject to the Partnership's, the Subsidiaries' and the General Partner's compliance with the foregoing, the TCI Cable Parent agrees that it will use its commercially reasonable efforts to obtain for the benefit of the TCI Systems the economic and other benefits available to a controlled affiliate of a TCI Cable Parent under the @Home Distribution Agreement, on the same basis as, and for so long as, such benefits are available to other controlled affiliates of the TCI Cable Parent, including, but not limited to, the benefits available under the MFN Provision

(as defined in the @Home Distribution Agreement) and the ability to purchase Ancillary Services (as defined in the @Home Distribution Agreement) from @Home for the TCI Systems to the extent provided in the @Home Distribution Agreement and as are reasonably necessary to the distribution of the Exclusive Internet Services on the TCI Systems. TCI's obligations under the foregoing sentence will terminate if the Partnership exercises its option set forth below to terminate its obligation to manage the TCI Systems in accordance with the terms of the @Home Distribution Agreement or if the Partnership or any Subsidiary enters into a separate distribution agreement with @Home that covers the TCI Systems. In the event the @Home Distribution Agreement is amended or modified in such a way as would reasonably be expected to cause the terms and conditions of the Partnership's or the Subsidiaries' distribution of the @Home Service over the TCI Systems to be materially more onerous to the Partnership or its Subsidiaries than as provided in the @Home Distribution Agreement as in effect on October 1, 1999, the TCI Cable Parent shall promptly notify the Partnership and the Partnership shall then have the option to terminate its obligation to manage the TCI Systems in accordance with the terms of the @Home Distribution Agreement; provided that the Partnership's agreement not to provide or distribute, or permit any Person to provide or distribute, any Exclusive Internet Services using the cable plant and equipment of the TCI Systems, other than the @Home Service, shall survive such termination. No amendment to the @Home Distribution Agreement shall be deemed to cause the terms and conditions of the Partnership's distribution of the @Home Service over the TCI Systems to be materially more onerous to the Partnership (x) to the extent that such amendment or modification does not result in such distribution being more onerous than that provided under any separate agreement between the Partnership or any Subsidiary and @Home relating to the distribution of the @Home Service to the Non-TCI Systems or (y) if the Partnership or any Subsidiary consents to an amendment or modification of any separate agreement between the Partnership and @Home in respect of the distribution of the @Home Service to the Non-TCI Systems, which amendment or modification has substantially the same effects as the proposed amendment or modification of the @Home Distribution Agreement. For so long as the TCI Systems are included under the @Home Distribution Agreement, to the extent the @Home Distribution Agreement is modified in any respect (or any other event occurs) that would increase the benefits available to (or reduces the obligations of) a controlled affiliate of a TCI Cable Parent, the TCI Cable Parent will use its commercially reasonable efforts to obtain for the benefit of the TCI Systems such increased benefits, and to the extent the obligations are reduced, the TCI Cable Parent will use its commercially reasonable efforts to cause such reduced obligations to be applicable to the TCI Systems, in each case on the same basis as is applicable to controlled affiliates of the TCI Cable Parent other than the TCI Systems. For purposes of this Section 16.1(b), the TCI Systems shall, notwithstanding ownership by the Partnership or a Subsidiary, continue to be deemed to be controlled affiliates of a TCI Cable Parent for purposes of determining the Partnership's satisfaction of its obligations to operate and manage the TCI Systems in accordance with the @Home Distribution Agreement.

          (2) In addition, the Partnership and the General Partner agree to use their commercially reasonable efforts to keep in effect a distribution agreement for the @Home Service for the cable television systems contributed to Insight Communications Midwest by Insight Communications and for the Insight Systems and the Exchange System and for all other cable televisions owned by the Partnership and its Subsidiaries (other than the Insight Central Ohio Systems). To the extent that TCI is not able to include the TCI Systems under the @Home Distribution Agreement following the closing under the Indiana Contribution Agreement or the Closing under the Illinois Contribution Agreement, as applicable, the Partnership or its Subsidiaries may enter into a distribution agreement with @Home that covers the applicable TCI Systems and terminate its obligation to manage the applicable TCI Systems in accordance with the @Home Distribution Agreement; provided, that such agreement shall be approved by TCI as it relates to the TCI Systems and provided further that the Partnership's obligations under this Section 16.1(b) to (i) have @Home be the exclusive provider of Exclusive Internet Services over the cable plant and equipment of the TCI Systems, (ii) not provide or distribute or permit any other Person to provide or distribute Exclusive Internet Services using the cable plant and equipment of the TCI Systems and (iii) manage the TCI Systems in such a manner that the activities and business engaged in by them will not violate or be in contravention of the Cable Parent Exclusivity Provisions will not cause any TCI Cable Parent or its controlled affiliates to be in violation of such provisions will continue notwithstanding such separate agreement being entered into.

          (c) The Partnership shall continue to carry the Starz! and Encore (including Encore Plex) programming services on the AT&T Systems and the Sale Systems until the expiration of the present term of the applicable SSI affiliation agreement and upon the terms and conditions of the applicable SSI affiliation agreement as in effect on the date of this Agreement. The Partnership will use its commercially reasonable efforts to carry the Starz! and Encore (including Encore Plex) programming services on the Insight Systems and the Exchange System on terms and conditions reasonably acceptable to Insight.

          (d) The Partnership shall continue to carry the following programming services on the AT&T Systems and the Sale Systems on which such programming services are carried as of the date of this Agreement, until expiration of the present term of the applicable SSI affiliation agreement and upon the terms and conditions of the applicable SSI affiliation agreement as in effect on the date of this Agreement .

                         American Movie Classics
                         American Sports Classics or its successor
                         Animal Planet
                         Bravo
                         Court TV
                         Discovery Channel
                         DMX
                         ESPN
                         Fox News
                         F/X
                         Home and Garden
                         Home Shopping Network (the home shopping service) Home Team Sports
                         MSNBC

                    QVC
                    Romance Classics
                    Showtime
                    The Box
                    The Learning Channel
                    The Movie Channel
                    Viewer's Choice (or its successor)

     16.2  Additional Documents.
           --------------------

     At any time and from time to time after the date of this Agreement, upon the request of the Partnership or the other Partner, each Partner shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

     16.3  Inspection.
           ----------

     Each Partner shall have the right at reasonable times to inspect the books and records of the Partnership.

     16.4  General.
           -------

     This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Partners; (b) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) except for the Illinois Contribution Agreement and the other agreements expressly referred to herein to which the Partners or their Affiliates are parties, contains the entire agreement between the Partners as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

     16.5  Notices, Etc.
           ------------

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed (a) if to either Partner, at the address of such Partner set forth on Schedule I or at such other address as such Partner shall have furnished to the Partnership in writing, (b) if to the Partnership, at 810 7th Avenue, New York, New York 10019.

     16.6  Execution of Papers.
           -------------------

           (a) The Partners agree to execute such instruments, documents, and papers as the General Partner deems necessary or appropriate to carry out the intent of this Agreement.

           (b) Each Partner, including each additional and substituted Partner, by the execution of this Agreement, irrevocably constitutes and appoints the Liquidator its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest pursuant to Section 11.2(e).

           (c) The power of attorney granted pursuant to Section 16.6(b) shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Liquidator to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such powers and the transfer or assignment of all or any part of such Person's Partnership Interest; provided, however, that in the event of a Transfer by a Partner, the powers of attorney given by the transferor shall survive such Transfer only until such time as the Transferee or Successor shall have been admitted to the Partnership as a substituted Partner and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

           (d) Each Partner agrees to be bound by any actions taken by the Liquidator acting in good faith pursuant to the power of attorney granted pursuant to Section 16.6(b) that are consistent with and subject to the provisions of this Agreement and hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Liquidator taken in good faith under the power of attorney granted pursuant to Section 16.6(b) that are consistent with and subject to the provisions of this Agreement.

     16.7  Attorneys' Fees.
           ---------------

     In the event of commencement of suit or other action by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive such attorneys' fees and costs as the court or other forum in which such suit or action is adjudicated may determine reasonable in addition to all other relief granted.

     16.8  No Third-Party Beneficiaries.
           ----------------------------

     This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any partner or member of either Partner or any creditor of the Partnership or of either of the Partners.

     16.9  Headings.
           --------

     The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Partners have hereunto set their hands as of the day first heretofore mentioned.

                              INSIGHT COMMUNICATIONS COMPANY, L.P.
                              By: Insight Communications Company, Inc., its general partner

                                   By:   ______________________________________
                                         Name:  Elliot Brecher
                                         Title: Senior Vice President and
                                                General Counsel

                              TCI OF INDIANA HOLDINGS, LLC


                                   By:   ______________________________________
                                         Name:
                                         Title:

                              FOR PURPOSES OF SECTION 8.3 AND SECTION 16.1(b)
                              ONLY:

                              AT&T Broadband, LLC

                                   By:   ______________________________________
                                         Name:
                                         Title:

                                  SCHEDULE I
                                      TO
                         LIMITED PARTNERSHIP AGREEMENT

                           ADDRESSES OF THE PARTNERS

Insight Communications Company, L.P.
810 7th Avenue
New York, New York 10019
Attention:  Michael S. Willner
Facsimile:  (917) 286-2301
Copy to Attention:  Insight Legal Department
Facsimile:  (917) 286-2301

TCI of Indiana Holdings, LLC
C/o AT&T Broadband, LLC
188 Inverness Drive West
Englewood, Colorado 80112
Attention:  Alfredo Di Blasio
Facsimile:  (303) 858-3456
Copy to Attention:  AT&T Broadband, LLC Legal Department
Facsimile:  (303) 858-5083

                                  SCHEDULE II
                                      TO
                         LIMITED PARTNERSHIP AGREEMENT

                             PERCENTAGE INTERESTS

Percentage Interests of Partners:
--------------------------------

The Percentage Interests of the Partners as of the date of this Agreement are:

Insight Communications                                         50%
TCI Indiana                                                    50%

                                 SCHEDULE III
                                      TO
                         LIMITED PARTNERSHIP AGREEMENT

                   CURRENT MEMBERS OF THE ADVISORY COMMITTEE

1.   Members designated by Insight pursuant to Section 7.1(a):

          Sidney Knafel      (same address as Insight)
          Telephone No.      (917) 286-2300

          Michael Willner    (same address as Insight)
          Telephone No.      (917) 286-2300

          Kim Kelly          (same address as Insight)
          Telephone No.      (917) 286-2300

2.   Members designated by TCI pursuant to Section 7.1(a)

          Daniel Somers      (same address as TCI)
          Telephone No.      (303) 858-5808

          David Jefferson
          c/o AT&T Broadband, LLC
          32 Avenue of the Americas
          New York, New York 10013
          Telephone No. (212) 387-4900

                                  SCHEDULE IV
                                      TO
                         LIMITED PARTNERSHIP AGREEMENT

                                INDIANA SYSTEMS

See Attached Map.

                                  SCHEDULE V
                                      TO
                         LIMITED PARTNERSHIP AGREEMENT

                              GEOGRAPHIC CLUSTERS

Cable television system(s) serving Griffin, Georgia
Cable television system(s) serving Illinois
Cable television system(s) serving Central Indiana/1/
Cable television system(s) serving Northern Indiana/2/
Cable television system(s) serving Evansville, Indiana
Cable television system(s) serving Louisville, Kentucky
Cable television system(s) serving Lexington, Kentucky
Cable television system(s) serving Covington, Kentucky
Cable television system(s) serving Bowling Green, Kentucky
Cable television system(s) serving Columbus, Ohio

________________________
/1/ Central Indiana: Bloomington, Monroe County, Bedford, Martinsville, Bloomfield, Linton, Sullivan, Greencastle, Brownstown, Franklin, Greensburg, Scottsburg.

/2/ Northern Indiana: Kokomo, Lafayette, Fowler, Attica, Anderson, Alexandria, Elwood, Markleville, New Castle, Hartford City, Portland, Noblesville, Spring Lake, Greenfield, Tipton, Lebanon, Richmond, Dublin, Lynn, Winchester